                                                                     EXHIBIT 4

                              TRANSACTION AGREEMENT

                                      DATED

                                OCTOBER 30, 2002

                                      AMONG

                            LOUISE T. BLOUIN MACBAIN,

                       ROTHSCHILD TRUST GUERNSEY LIMITED,
                          AS TRUSTEES OF THE LEO TRUST,

                                JOHN H. MACBAIN,

                                       AND

                          CODAN TRUST COMPANY LIMITED,
                     AS TRUSTEES OF THE JACTMAC MEDIA TRUST

                                TABLE OF CONTENTS

ARTICLE I -- DEFINITIONS........................................................................................2

    1.01.  DEFINITIONS..........................................................................................2

ARTICLE II -- TRANSACTIONS.....................................................................................12

    2.01.  TRANSACTIONS........................................................................................12
    2.02.  JHM OPTION TO PURCHASE LTBM OPTION SHARES...........................................................13
    2.03.  CLOSING.............................................................................................16
    2.04.  LTBM OPTION TO PURCHASE JHM OPTION SHARES...........................................................17
    2.05.  VOTING RESTRICTIONS AND AGREEMENTS..................................................................18
    2.06.  DISPOSITION MATTERS.................................................................................21
    2.07.  PERMITTED LOAN ARRANGEMENTS.........................................................................26
    2.09.  WAIVER OF RIGHT OF FIRST REFUSAL UNDER THE SETTLEMENT AGREEMENT.....................................28
    2.10.  FIRST CONTINGENT ADDITIONAL PAYMENT.................................................................28
    2.11.  SECOND CONTINGENT ADDITIONAL PAYMENT................................................................31
    2.12.  PAYMENTS............................................................................................32

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF LTBM AND THE LTBM TRUSTEES....................................33

    3.01.  AUTHORIZATION.......................................................................................33
    3.02.  CORPORATE EXISTENCE AND POWER.......................................................................33
    3.03.  NON-CONTRAVENTION...................................................................................33
    3.04.  CAPITALIZATION......................................................................................34
    3.06.  GOVERNMENTAL AUTHORIZATION..........................................................................34
    3.07.  EXPERIENCE AND FINANCIAL SOPHISTICATION.............................................................35
    3.08.  FINDERS' FEES.......................................................................................35
    3.09.  TITLE AND VALIDITY OF LTBM EMMET SHARES.............................................................35

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF JHM AND THE JHM TRUSTEES.......................................35

    4.01.  AUTHORIZATION.......................................................................................35
    4.02.  CORPORATE EXISTENCE AND POWER.......................................................................36
    4.03.  GOVERNMENTAL AUTHORIZATION..........................................................................36
    4.04.  NON-CONTRAVENTION...................................................................................36
    4.05.  FINDERS' FEES.......................................................................................37
    4.06.  CAPITALIZATION......................................................................................37
    4.08.  TITLE AND VALIDITY OF SHARES........................................................................37

ARTICLE V -- COVENANTS OF LTBM AND THE LTBM TRUSTEES...........................................................38

    5.01.  BEST EFFORTS; FURTHER ASSURANCES....................................................................38
    5.02.  PUBLIC ANNOUNCEMENTS................................................................................38
    5.03.  NON-COMPETITION.....................................................................................38
    5.04.  RELEASE.............................................................................................39
    5.05.  CONVERSION OF CLASS B SHARES TO CLASS A SHARES......................................................41
    5.06.  LTBM SEPARATION TRANSACTIONS RESERVE................................................................41

ARTICLE VI -- COVENANTS OF JHM AND THE JHM TRUSTEES............................................................41

    6.01.  BEST EFFORTS; FURTHER ASSURANCES....................................................................41
    6.02.  PUBLIC ANNOUNCEMENTS................................................................................41
    6.03.  RELEASE.............................................................................................42
    6.04.  ORDERLY SALE OF LTBM RELEASED SHARES................................................................43
    6.05.  ISSUANCE OF LTBM STOCK OPTION SHARES................................................................43
    6.06.  ACCESS TO MANAGEMENT................................................................................43

    6.07.  SHAREHOLDERS' AGREEMENT WITH NEW THIRD PARTY HOLDER; SHAREHOLDERS' AGREEMENT STILL IN EFFECT........44
    6.08.  SHAREHOLDERS' AGREEMENT WITH NEW THIRD PARTY HOLDER; SHAREHOLDERS' AGREEMENT NO LONGER IN EFFECT....45
    6.09.  ROAD SHOW FOR SALE OF LTBM SHARES...................................................................46
    6.10.  LTBM CONSENT TO GOING PRIVATE TRANSACTION; CONSIDERATION PAYABLE....................................46
    6.11.  JHM SEPARATION TRANSACTIONS RESERVE.................................................................46

ARTICLE VIA -- COVENANTS OF ALL PARTIES........................................................................46

    6.01A. CERTAIN MATTERS RELATING TO THE SEPARATION TRANSACTIONS.............................................46
    6.02A. ESCROW AGREEMENT....................................................................................48

ARTICLE VII -- SURVIVAL; INDEMNIFICATION.......................................................................48

    7.01.  SURVIVAL............................................................................................48
    7.02.  INDEMNIFICATION.....................................................................................48
    7.03.  PROCEDURES; EXCLUSIVITY.............................................................................49

ARTICLE VIII -- CONDITIONS TO CLOSING..........................................................................50

    8.01.  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.........................................................50
    8.02.  CONDITIONS TO OBLIGATION OF JHM AND THE JHM TRUSTEES................................................50
    8.03.  CONDITIONS TO OBLIGATION OF LTBM AND THE LTBM TRUSTEES..............................................50

ARTICLE IX -- TERMINATION......................................................................................51

    9.01.  GROUNDS FOR TERMINATION.............................................................................51
    9.02.  EFFECT OF TERMINATION...............................................................................51

ARTICLE X -- MISCELLANEOUS.....................................................................................52

    10.01. NOTICES.............................................................................................52
    10.02. AMENDMENTS; NO WAIVERS..............................................................................54
    10.03. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION...........................................................55
    10.04. EXPENSES............................................................................................55
    10.05. SUCCESSORS AND ASSIGNS..............................................................................55
    10.06. GOVERNING LAW, JURISDICTION, ETC....................................................................55
    10.07. COUNTERPARTS; EFFECTIVENESS.........................................................................56
    10.08. ENTIRE AGREEMENT....................................................................................56
    10.09. CAPTIONS............................................................................................56
    10.10. RESCISSION..........................................................................................56
    10.11. OBLIGATIONS.........................................................................................57
    10.12. REMEDIES FOR BREACH: SPECIFIC PERFORMANCES..........................................................57

EXHIBITS

Exhibit A          Outline of Separation Transactions

SCHEDULES

Schedule 2.11      Sale Event Amount
Schedule 3.02      Capital Structure of the Companies

                              TRANSACTION AGREEMENT

        AGREEMENT dated October 30, 2002 by and among Louise T. Blouin MacBain ("LTBM"), Rothschild Trust Guernsey Limited (the "LTBM TRUSTEES"), as trustees of the Leo Trust (the "LTBM TRUST"), John H. MacBain ("JHM") and Codan Trust Company Limited (the "JHM TRUSTEES"), as trustees of The JACTMAC Media Trust (the "JHM TRUST").

                              W I T N E S S E T H :

        WHEREAS, LTBM, the LTBM Trustees, JHM and the JHM Trustees have executed the Legally Binding Letter Agreement (as defined below);

        WHEREAS, the LTBM Trustees and the JHM Trustees are currently the sole shareholders of Emmet (as defined below);

        WHEREAS, Emmet indirectly owns 97% of the outstanding shares of capital stock of Floscule (as defined below);

        WHEREAS, Floscule owns, among other things, the LTBM Company Shares and the JHM Company Shares (each as defined below);

        WHEREAS, LTBM, the LTBM Trustees, JHM and the JHM Trustees desire (a) to enter into the Separation Transactions (as defined below) and (b) to re-confirm the grant of the JHM Option (as defined below);

        WHEREAS, because the LTBM Trustees are entering into this Agreement solely in their capacity as trustees of the LTBM Trust, all references herein to the "LTBM TRUSTEES" shall be understood to refer to the LTBM Trustees, acting solely in their capacity as trustees on behalf of the LTBM Trust, and not in any other capacity; and

        WHEREAS, because the JHM Trustees are entering into this Agreement solely in their capacity as trustees of the JHM Trust, all references herein to the "JHM TRUSTEES" shall be understood to refer to the JHM Trustees, acting solely in their capacity as trustees on behalf of the JHM Trust, and not in any other capacity.

        NOW, THEREFORE, for good and valuable consideration (including the mutual covenants made herein), the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

        "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that none of the JHM Trustees, the LTBM Trustees or the Company shall be deemed to be Affiliates of one another by reason of their ownership of any interests in Emmet or the Company, as the case may be, and neither JHM nor the JHM Trustees shall be deemed to be Affiliates of LTBM or the LTBM Trustees or vice versa.

        "APPRAISER" has the meaning set forth in Section 2.10.

        "AUTHORIZATIONS" means any actions required to be taken by LTBM, the LTBM Trustees, JHM or the JHM Trustees in any of their capacity as a shareholder, officer, director or trustee of any Person in order to consummate the Transactions, including any instructions that are required to be given to any nominee director, shareholder, officer or trustee or to any management company, and it is understood that any Authorizations provided to Floscule prior to the Separation Date shall be equally binding on its applicable successor entities.

        "BEACHCAVE" means Beachcave Corporation N.V., a Netherlands Antilles corporation.

        "BEACHCAVE RECEIVABLES" means the intercompany receivables which at the date of this agreement are owed by Floscule, Banita S.A., Lamagna S.A. and Niveole S.A. to Beachcave in the amounts of approximately EURO 163 million, EURO 147 million, EURO 22 million and EURO 3 million, respectively, as of September 30, 2002.

        "BLACKOUT PERIODS" has the meaning set forth in Section 2.06(c).

        "BLOCK TRADES" has the meaning set forth in Section 2.11 hereof.

        "BLOCK TRADE AMOUNT" has the meaning set forth in Section 2.11 hereof.

        "BLOCK TRADE CONDITIONS" has the meaning set forth in Section 2.11 hereof.

        "BLOCK TRADE PERIOD" has the meaning set forth in Section 2.11 hereof.

        "BUSINESS" means the publication, printing and distribution, via print and electronic media, of branded classified and related display advertising information, in a publication or electronic presentation in which such advertising is its primary purpose, featuring cars, trucks, vehicles, boats, equipment, computer hardware and software and related equipment and services, real estate sales and rentals, employment opportunities and services, whether in a print or electronic format.

        "BUSINESS DAY" means a day, other than Saturday or Sunday, on which the principal commercial banks located in the British Virgin Islands, Luxembourg, the Netherlands Antilles, the Netherlands and the United Kingdom are open for business.

        "CLASS A SHARES" means Class A common shares, EURO 0.16 nominal value per share, of the Company, which shares are entitled to one vote per share.

        "CLASS B SHARES" means Class B common shares, EURO 1.92 nominal value per share, of the Company, which shares are entitled to twelve votes per share.

        "CLOSING" has the meaning set forth in Section 2.03.

        "CLOSING DATE" means the date of the Closing.

        "COMPANY" means Trader Classified Media NV (formerly Trader.com NV), a Netherlands corporation.

        "DAMAGES" has the meaning set forth in Section 7.02.

        "DESIGNEE" means any Person that is an Affiliate of JHM or the JHM Trustees that is designated by the JHM Trustees to exercise the JHM Option.

        "DISAPPEARING COMPANIES" means Floscule, Beachcave, Emmet, Banita S.A., Lamagna S.A., Niveole S.A. and Phildar National Ltd.

        "Disappearing Companies Liabilities" means any liabilities of the Disappearing Companies other than liabilities in respect of the Beachcave Receivables and liabilities created in connection with the Transactions.

        "EMMET" means Emmet Worldwide Holdings Ltd., a British Virgin Islands corporation.

        "EMMET SHARES" means collectively, the JHM Emmet Shares and the LTBM Emmet Shares.

        "ESCROW AGENT" means the escrow agent identified in the escrow agreement that the parties shall enter into on or prior to November 29, 2002 pursuant to
Section 6A.02.

        "EXCESS EQUITY VALUE" has the meaning set forth in Section 2.10.

        "EXTENSION CONDITIONS" means (a) the agreement in respect of outstanding personal issues concluded between Messrs. Bonnant and Ducrest in Geneva shall have been signed by and/or on behalf of LTBM and JHM on or prior to the Closing Date (and LTBM, the LTBM Trustees, JHM and the JHM Trustees each acknowledge that this Extension Condition was satisfied as of October 13, 2002); (b) the Fulfillment of the LTBM Released Shares Sale Condition; (c) the LTBM Pre-closing Payments shall have been paid to the LTBM Trustees on or prior to the Closing Date (and LTBM, the LTBM Trustees, JHM and the JHM Trustees each acknowledge that this Extension Condition was satisfied as of October 24, 2002); and (d) the Fulfillment of the Sales Condition. Each of LTBM, the LTBM Trustees, JHM and the JHM Trustees agree to use commercially reasonable best efforts in good faith to cause each of the foregoing Extension Conditions that have not yet been fulfilled to be fulfilled.

        "FAIR MARKET VALUE" has the meaning set forth in Section 2.10.

        "FINAL AMOUNT" has the meaning set forth in Section 2.11.

        "FIRST ANNIVERSARY" means the date that is the first year anniversary of the Closing Date.

        "FIRST BINDING AMENDMENT" means the Amendment to Legally Binding Letter Agreement dated as of October 13, 2002 among LTBM, the LTBM Trustees, JHM and the JHM Trustees.

        "FLOSCULE" means Floscule BV, a Netherlands corporation.

        "FLOSCULE GROUP" has the meaning set forth in the Shareholders'
Agreement.

        "FULFILLMENT OF THE LTBM RELEASED SHARES SALE CONDITION" means that one of the following events shall have occurred: (a) all of the LTBM Released Shares shall have been sold on or prior to the Closing Date in accordance with Section 1(b) of the First Binding Amendment, or (b) all of the LTBM Released Shares shall have been sold after the Closing Date and on or prior to November 29, 2002 in accordance with Section 2.03(e)(i), or (c) on or before November 29, 2002, the JHM Trustees shall have caused the Price Shortfall Protection Shares to be transferred to the Escrow Agent to be held solely for the purposes set forth in
Section 2.06(b)(ii), if applicable, and to be returned to the JHM Trustees as provided in Section 2.06(b)(iii), if applicable.

        "FULFILLMENT OF THE SALES CONDITION" means that each of the following sales transactions has occurred in accordance with the terms of this paragraph. Beginning on September 15, 2004 (except as agreed otherwise between JHM and LTBM) and on or prior to each of the subsequent dates set forth below, the number of Class A Shares included in the LTBM Option Shares set forth opposite the applicable date shall have been sold by the LTBM Trustees to JHM or his Designee for cash at a price per share of EURO 8.10, PLUS an amount per share equal to the sum of (i) 4.9% per annum, compounded annually, on the amount of EURO 8.10, calculated based on a 365-day year for the actual number of days elapsed from the First Anniversary to the earlier of the date of sale or October 15, 2004 PLUS (ii) 6.9% per annum, compounded annually, on the amount of EURO 8.10, calculated based on a 365-day year for the actual number of days elapsed from October 16, 2004 to the date of sale:

                October 15, 2004                    214,286
                November 15, 2004                   214,286
                December 15, 2004                   214,286
                January 14, 2005                    214,286
                February 15, 2005                   214,286
                March 15, 2005                      214,285
                April 15, 2005                      214,285

        If any of the sales set forth above are not completed by the specified date, the Option Term shall be deemed to have expired as of such date in accordance with the provisions of Section 2.02(d), and LTBM, the LTBM Trustees, JHM and the JHM Trustees shall have no further obligation in respect of such sales.

        "GOING PRIVATE TRANSACTION" means the closing of a transaction in which each of the following conditions are satisfied:

                (a) upon the closing of the transaction, JHM and the JHM Trustees (or any Affiliate of JHM and/or the JHM Trustees) either alone or together with Wendel (or any Affiliate of Wendel) have voting control of the Company; and

                (b) upon closing of the transaction, the Shares of the Company are no longer publicly traded on any securities exchange and are not otherwise available for quotation on any inter-dealer quotation system.

        "HOLDING COMPANY" has the meaning set forth in Section 3.02.

        "HOLDING COMPANY SECURITIES" has the meaning set forth in Section 3.04.

        "INDEMNIFIED PARTY" has the meaning set forth in Section 7.03.

        "INDEMNIFYING PARTY" has the meaning set forth in Section 7.03.

        "INSTITUTIONAL NOTES" means promissory notes, in the principal amount necessary to satisfy that portion of the exercise price of the JHM Option as may be required by Section 2.02(c), issued by any Person or guaranteed by any Person so long as the following conditions are met:

                (a) the obligor or guarantor of the promissory notes has a credit rating equivalent to or better than Wendel on September 26, 2002, which for clarity and avoidance of doubt was BBB+, an investment grade rating;

                (b) the obligor or guarantor of the promissory notes is not resident in the United Kingdom;

                (c) the interest rate payable under the promissory notes is not less than 4.9% per annum, compounded annually; and

                (d) the timing of the principal payments under the promissory notes are no less favorable to the payee than the following schedule:

                        (i) if the promissory notes are delivered to the payee on or before August 31, 2003, then the cumulative principal amounts payable to the payee shall be as follows:

                                (A) 38.80% on the date of the delivery of the
                                    promissory notes;
                                (B) 64.66% on August 31, 2003;
                                (C) 73.97% on August 31, 2004;
                                (D) 83.28% on August 31, 2005;
                                (E) 92.59% on August 31, 2006; and
                                (F) 100% on August 31, 2007.

                        (ii) if the promissory notes are delivered to the payee after August 31, 2003 but on or before August 31, 2004, then the cumulative principal amounts payable to the payee shall be as follows:

                                (A) 64.66% on the date of the delivery of the
                                    promissory notes;
                                (B) 73.97% on August 31, 2004;
                                (C) 83.28% on August 31, 2005;
                                (D) 92.59% on August 31, 2006; and
                                (E) 100% on August 31, 2007.

                        (iii) if the promissory notes are delivered to the payee after August 31, 2004, then the cumulative principal amounts payable to the payee shall be as follows:

                                (A) 73.97% on the date of the delivery of the
                                    promissory notes;
                                (B) 83.28% on August 31, 2005;
                                (C) 92.59% on August 31, 2006; and
                                (D) 100% on August 31, 2007.

        "JHM ADDITIONAL RESTRICTED VOTING SHARES" means that number of Shares of the Company owned by JHM or the JHM Trustees as is equal to the lesser of (a) 1,500,000 and (b) the total of (i) the number of Shares of the Company sold from time to time by LTBM or the LTBM Trustees after expiration of the Option Term MINUS (ii) the number of Shares of the Company sold from time to time by JHM or the JHM Trustees after expiration of the Option Term.

        "JHM BORROWED FUNDS" has the meaning set forth in Section 2.07(b).

        "JHM COMPANY SHARES" means the 6,432,679 Class A Shares and 17,732,628 Class B Shares of the Company indirectly owned by the JHM Trustees through the ownership by the JHM Trustees of the JHM Emmet Shares.

        "JHM COUNTERPART SHARES" means 3,500,000 Class A Shares of the JHM Company Shares.

        "JHM DEED OF TRUST" means the Settlement dated August 30, 2002 between JHM and the JHM Trustees concerning the settlement of the JHM Trust.

        "JHM EMMET SHARES" means all shares of Emmet, including any common or ordinary shares and any preferred shares, including any preferred shares that may have been issued to or are owned exclusively by JHM or the JHM Trustees.

        "JHM ESTATE PLAN" means the estate plan of JHM containing the provisions outlined in Section 19 of the Legally Binding Letter Agreement.

        "JHM LENDER" has the meaning set forth in Section 2.07(b).

        "JHM LOAN AGREEMENT" has the meaning set forth in Section 2.07(b).

        "JHM OPTION" has the meaning set forth in Section 2.02.

        "JHM OPTION SHARES" means the number of Class A Shares and Class B Shares held by the JHM Trustees that is equal in number to the LTBM Option Shares.

        "JHM RELEASED MATTERS" has the meaning set forth in Section 6.03.

        "JHM RELEASORS" has the meaning set forth in Section 6.03.

        "JHM RESTRICTED VOTING SHARES" means that number of Shares of the Company owned by JHM or the JHM Trustees as is equal to the total of (a) the JHM Counterpart Shares LESS (b) any of the JHM Company Shares sold from time to time by the JHM Trustees pursuant to Section 2.06(c) of this Agreement PLUS (c) any Shares of the Company acquired by JHM or the JHM Trustees (or any Affiliate of JHM and/or the JHM Trustees) at any time after the date of the Legally Binding Letter Agreement including the JHM Stock Option Shares, but not including for this purpose Shares of the Company acquired by JHM or the JHM Trustees pursuant to the terms of this Agreement.

        "JHM SEPARATION TRANSACTIONS RESERVE" means EURO 212,370 to be paid by JHM to Floscule to pay JHM's portion of the expenses incurred after the Closing Date associated with the Separation Transactions pursuant to Section 6.11.

        "JHM STOCK OPTION" means the option to subscribe for 258,492 Class A Shares of the Company held by JHM or his Affiliate.

        "JHM STOCK OPTION SHARES" means the Shares of the Company underlying the JHM Stock Option.

        "LEGALLY BINDING LETTER AGREEMENT" means the Legally Binding Letter Agreement dated as of September 26, 2002, as amended by the First Binding Amendment and the Second Binding Amendment, among LTBM, the LTBM Trustees, JHM and the JHM Trustees.

        "LTBM BEACHCAVE RECEIVABLES" means 44.609% of the Beachcave Receivables as of the Separation Date.

        "LTBM BORROWED FUNDS" has the meaning set forth in Section 2.07(a).

        "LTBM CLASS A TRUST" has the meaning set forth in Section 2.06(a).

        "LTBM CLASS A TRUSTEE" has the meaning set forth in Section 2.06(a).

        "LTBM CLOSING DATE PAYMENT" means an amount equal to the LTBM Released Proceeds.

        "LTBM COMPANY SHARES" means the 6,432,679 Class A Shares, MINUS the LTBM Disposed Shares, and 17,732,628 Class B Shares of the Company indirectly owned by the LTBM Trustees through the ownership by the LTBM Trustees of the LTBM Emmet Shares.

        "LTBM DEED OF TRUST" means the settlement between LTBM and the LTBM Trustees concerning the settlement of the LTBM Trust, and any settlement between LTBM and the LTBM Class A Trustees concerning the settlement of any LTBM Class A Trust as permitted in Section 2.06(a).

        "LTBM DISPOSED SHARES" means the 1,033,598 Class A Shares of the LTBM Company Shares sold by Floscule on or prior to the Closing Date on behalf of LTBM and the LTBM Trustees.

        "LTBM EMMET SHARES" means all shares of Emmet, including any common or ordinary shares and any preferred shares, including any preferred shares that may have been issued to or are owned exclusively by LTBM or the LTBM Trustees.

        "LTBM FIRST TIER NOMINEES" has the meaning set forth in Section 2.05(d).

        "LTBM LENDER" has the meaning set forth in Section 2.07(a).

        "LTBM LOAN AGREEMENT" has the meaning set forth in Section 2.07(a).

        "LTBM OPTION" has the meaning set forth in Section 2.04.

        "LTBM OPTION SHARES" means 2,932,679 Class A Shares and 17,732,628 Class B Shares of the LTBM Company Shares, MINUS the number of LTBM Option Shares that may have been sold pursuant to Section 6A.01(a).

        "LTBM PAYMENTS" means an aggregate amount equal to the LTBM Pre-closing Payments, PLUS the LTBM Closing Date Payment.

        "LTBM PRE-CLOSING PAYMENTS" means the EURO 2 million paid to LTBM or the LTBM Trustees by an Affiliate of Floscule on or about October 16, 2002 and the EURO 2 million paid to LTBM or the LTBM Trustees by an Affiliate of Floscule on or about October 24, 2002, collectively.

        "LTBM RELEASED PROCEEDS" means (a) prior to and at the Closing, the net proceeds realized upon the sale of the LTBM Disposed Shares MINUS the LTBM Pre-closing Payments and (b) after the Closing, the net proceeds realized upon the sale of the LTBM Disposed Shares MINUS the LTBM Payments.

        "LTBM RELEASED SHARES" means (a) prior to and at the Closing, the number of Class A Shares from the LTBM Company Shares equal to 3,500,000 MINUS the LTBM Disposed Shares and (b) after the Closing, the number of the LTBM Released Shares determined at the Closing MINUS the number of any LTBM Released Shares sold in accordance with the instructions delivered pursuant to Section 2.03(e).

        "LTBM RELEASEES" has the meaning set forth in Section 6.03.

        "LTBM RELEASORS" has the meaning set forth in Section 5.04.

        "LTBM RESTRICTED VOTING SHARES" means that number of Shares of the Company owned by LTBM or the LTBM Trustees as is equal to the total of (a) the LTBM Released Shares MINUS (b) any of the LTBM Released Shares sold from time to time pursuant to Section 2.03(e) or 2.06(b) of this Agreement PLUS (c) any Shares of the Company acquired by LTBM or the LTBM Trustees (or any Affiliate of LTBM and/or the LTBM Trustees) at any time after the date of the Legally Binding Letter Agreement including the LTBM Stock Option Shares, but not including for this purpose any Shares acquired by LTBM or the LTBM Trustees pursuant to the terms of this Agreement.

        "LTBM SECOND TIER NOMINEE" has the meaning set forth in Section 2.05(d).

        "LTBM SEPARATION TRANSACTIONS RESERVE" means EURO 200,000 to be paid to Floscule to pay LTBM's portion of the expenses incurred after the Closing Date associated with the Separation Transactions pursuant to Section 5.06.

        "LTBM STOCK OPTION" means Spark Profit's option to subscribe for 258,492 Class A Shares.

        "LTBM STOCK OPTION SHARES" means the Shares of the Company underlying the LTBM Stock Option.

        "MAJORITY HOLDER" has the meaning set forth in the Shareholders' Agreement.

        "MARCH SALE DATE" means March 10, 2003, or such later date as the window opens under the Company's blackout policy following the announcement by the Company of its audited results for the fiscal year ending December 31, 2002.

        "OFFER" has the meaning set forth in Section 2.06(f).

        "OFFEREE" has the meaning set forth in Section 2.06(f).

        "OFFEROR" has the meaning set forth in Section 2.06(f).

        "OPTION TERM" means the period commencing on September 26, 2002 and ending on the date determined in accordance with the provisions of Section 2.02(d).

        "PER SHARE EXCESS EQUITY VALUE" has the meaning set forth in Section
2.10.

        "PER SHARE SALE EVENT PROCEEDS" has the meaning set forth in Section
2.10.

        "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "PRICE SHORTFALL" has the meaning set forth in Section 2.06(b).

        "PRICE SHORTFALL PROTECTION SHARES" means 1,000,000 Class A Shares of the JHM Company Shares.

        "RELEASEES" has the meaning set forth in Section 5.04.

        "RELEASED MATTERS" has the meaning set forth in Section 5.04.

        "SALE EVENT" has the meaning set forth in Section 2.10.

        "SALE EVENT AMOUNT" has the meaning set forth in Section 2.11.

        "SALE EVENT PERIOD" has the meaning set forth in Section 2.11.

        "SALE EVENT PROCEEDS" has the meaning set forth in Section 2.10.

        "SECOND BINDING AMENDMENT" means Amendment No. 2 to Legally Binding Letter Agreement dated as of October 21, 2002 among LTBM, the LTBM Trustees, JHM and the JHM Trustees.

        "SEPARATION DATE" means the date on which all of the Separation Transactions have been finally consumated.

        "SEPARATION TRANSACTIONS" means the transactions, outlined in more detail in EXHIBIT A, pursuant to which: (a) the LTBM Option Shares, the LTBM Released Shares, the LTBM Released Proceeds and the LTBM Beachcave Receivables are transferred such that (i) the LTBM Trustees own directly, or indirectly, the LTBM Option Shares, the LTBM Released Shares, the LTBM Released Proceeds and the LTBM Beachcave Receivables, and (ii) Floscule ceases to exist and consequently ceases to own, directly or indirectly, the LTBM Option Shares, the LTBM Released Shares, the LTBM Released Proceeds and the LTBM Beachcave Receivables (b) Emmet is liquidated and consequently the LTBM Trustees cease to own, directly or indirectly, the LTBM Emmet Shares, (c) all other liabilities of the Disappearing Companies other than the Beachcave Receivables are paid in full and (d) the JHM Trustees, together with Eric Teyssonniere de Gramont, own, directly or indirectly, all other assets of the Disappearing Companies.

        "SETTLEMENT AGREEMENT" has the meaning set forth in Section 5.04.

        "SHAREHOLDERS' AGREEMENT" means the Shareholders' Agreement executed on March 16, 2000 between the Company, Floscule, Wendel, Trief Corporation S.A., Figema S.A., JHM, LTBM and Eric Teyssonniere de Gramont.

        "SHARES" means Class A Shares and Class B Shares.

        "SPARK PROFIT" means Spark Profit Ltd., a British Virgin Islands corporation, wholly-owned by LTBM.

        "SUPERVISORY BOARD" means the Supervisory Board of the Company.

        "TERRITORY" has the meaning set forth in Section 5.03.

        "THIRD PARTY" means a prospective purchaser of Shares in an arm's length negotiated transaction where such purchaser is not an Affiliate of the seller or sellers.

        "THIRD PARTY TRANSFEREE" has the meaning set forth in Section 6.07.

        "TMF" means TMF Management B.V.

        "TRANSACTIONS" has the meaning set forth in 2.01(e).

        "UNREIMBURSED AMOUNT" has the meaning set forth in Section 2.12.

        "WENDEL" means Wendel Investissements, a French corporation (as successor to Compagnie Generale d'Industrie et de Participations).

                                   ARTICLE II

                                  TRANSACTIONS

        2.01. TRANSACTIONS. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, LTBM, the LTBM Trustees, JHM and the JHM Trustees hereby irrevocably commit to cause the Separation Transactions to occur such that:

                        (i) the LTBM Trustees (or a special purpose company or companies wholly owned by the LTBM Trustees) will own, directly or indirectly, the LTBM Option Shares, the LTBM Released Shares, the LTBM Released Proceeds, the LTBM Beachcave Receivables and the shares of the other companies identified on Exhibit A as being owned, directly or indirectly by the LTBM Trustees after the Separation Date;

                        (ii) Floscule and certain of its Affiliates will cease to exist and will consequently cease to own, directly or indirectly, the LTBM Option Shares, the LTBM Released Shares, the LTBM Released Proceeds, the Disappearing Companies (except Emmet), and the LTBM Beachcave Receivables;

                        (iii) Emmet will be liquidated and consequently the LTBM Trustees will cease to own, directly or indirectly, the LTBM Emmet Shares; and

                        (iv) the JHM Trustees and Eric Teyssonniere de Gramont (or an Affiliate or special purpose company or companies wholly owned by them) will own, directly or indirectly, all of the assets of the Disappearing Companies other than those listed at clause (i) above.

                The parties hereto acknowledge and agree that (x) the Separation Transactions cannot occur at the Closing as a result of statutory notice and other requirements in certain of the jurisdictions in which the Separation Transactions must occur and (y) on and after the Closing, (I) none of them will take any action that could reasonably be construed as intended to hinder, delay or otherwise adversely affect the prompt completion of the Separation Transactions or to cause them to have consequences other than as set forth on EXHIBIT A; (II) each of them will use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to cause the Separation Transactions to occur as soon as is possible, consistent with the objectives of the Separation Transactions, which shall include completion of those objectives in as tax-efficient a manner for LTBM, the LTBM Trustees, JHM and the JHM Trustees as possible; and (III) each of them will consult with, circulate drafts of documents related to the Separation Transactions to, and take into account the reasonable comments of, the other parties.

                (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, the JHM Option shall continue in effect pursuant to the provisions of Section 2.02 hereof.

                (c) Upon the terms and subject to the conditions of this Agreement, at the Closing, the parties hereto shall cause Floscule to make, or cause an Affiliate of Floscule to make, a payment to the LTBM Trustees in an amount equal to the LTBM Closing Date Payment.

                (d) Upon the terms and subject to the conditions of this Agreement, effective at the Closing, the parties hereto shall cause Floscule to sell, at any time and from time to time until the date of completion of the Separation Transactions, in accordance with the provisions of Section 2.03(e), all or any portion of the LTBM Released Shares and to pay the net proceeds of such sales to the LTBM Trustees; PROVIDED that each such sale is subject to applicable Company black-out periods, any contractual lock-up arrangement previously granted in connection with the sale of LTBM Disposed Shares and applicable law.

                (e) The transactions contemplated by this Section 2.01 are hereinafter called the "TRANSACTIONS" and each a "TRANSACTION".

        2.02.   JHM OPTION TO PURCHASE LTBM OPTION SHARES.

                (a) CONFIRMATION OF GRANT OF JHM OPTION. Effective at the Closing, LTBM and the LTBM Trustees hereby irrevocably re-confirm the irrevocable grant pursuant to the terms of the Legally Binding Letter Agreement to the Designee of the JHM Trustees of the option (hereinafter, the "JHM OPTION") to purchase the LTBM Option Shares on the terms and conditions of this
Section 2.02.

        Except as provided below, for purposes of exercising the JHM Option, the JHM Trustees or their Designee may elect, in lieu of acquiring LTBM Option Shares, to acquire all of the issued and outstanding capital stock of any holding company owned directly or indirectly by LTBM or the LTBM Trustees that holds, directly or indirectly, the LTBM Option Shares. In such event, the provisions hereof relating to delivery of the LTBM Option Shares, including that such shares shall be free and clear of any lien, charge or other encumbrance, shall apply to the shares of such holding company. To the extent that any such holding company has at such time, any direct or indirect liabilities or direct or indirect assets other than its direct or indirect interest in the LTBM Option Shares, then, in connection with the exercise of the JHM Option, all of such additional direct or indirect assets shall be removed or transferred to or to the order of the LTBM Trustees and all of such liabilities shall be satisfied by deducting the appropriate amount from the exercise price. If any liabilities are not deducted from the exercise price, the LTBM Trustees shall promptly reimburse the applicable holding company for the full amount of any such liabilities. The JHM Trustees or their Designee shall not be entitled to elect to acquire all of the issued and outstanding capital stock of any holding company owned directly or indirectly by LTBM or the LTBM Trustees that holds, directly or indirectly, the LTBM Option Shares if such election would result in an increased tax liability for LTBM or the LTBM Trustees over any tax liability that would apply as of the date of this Agreement.

                (b) EXERCISE PRICE. The exercise price for each of the LTBM Option Shares underlying the JHM Option shall be calculated as follows:

                        (i) During the period commencing on the Closing Date and ending on the First Anniversary, the exercise price for each of the LTBM Option Shares underlying the JHM Option shall be equal to EURO 7.50 plus interest thereon calculated at the rate of 4.9% per annum, compounded annually, calculated based on a 365-day year for the actual number of days elapsed from the Closing Date until the date of exercise; or

                        (ii) During the period commencing on the day after the First Anniversary and continuing until the end of the Option Term, the exercise price for each of the LTBM Option Shares underlying the JHM Option shall be equal to EURO 8.10 plus interest thereon calculated at the rate of 4.9% per annum, compounded annually, calculated based on a 365-day year for the actual number of days elapsed from the day after the First Anniversary until the date of exercise.

                (c) FORM OF EXERCISE AND PAYMENT. The JHM Option may be exercised at any time during the Option Term in whole, but not in part, immediately upon giving a written notice of exercise to the LTBM Trustees. Such notice shall be accompanied by payment in full of the exercise price for the LTBM Option Shares underlying the JHM Option, which payment shall be in any of the following forms:

                        (i)     in cash;

                        (ii)    in Institutional Notes; or

                        (iii)   any combination of (i) and (ii) above.

                In addition, if (A) LTBM or the LTBM Trustees have pledged the LTBM Option Shares in order to borrow the LTBM Borrowed Funds (as permitted in Section 2.07(a) below), and (B) upon the exercise of the JHM Option by the Designee of the JHM Trustees, the LTBM Lender requires the LTBM Borrowed Funds to be repaid prior to releasing the LTBM Option Shares, then (C) the JHM Trustees or their Designee may deliver to the LTBM Lender that portion of the exercise price for the LTBM Option Shares underlying the JHM Option as may be necessary (as certified by the LTBM Lender) in order to repay the LTBM Borrowed Funds and the delivery of such funds to the LTBM Lender shall satisfy the obligation of the JHM Trustees or their Designee to deliver such amount to the LTBM Trustees as payment for that portion of the exercise price for the LTBM Option Shares underlying the JHM Option.

                Upon exercise of the JHM Option in accordance with Section 2.02(c), and payment of the exercise price in accordance with Section 2.02(b), LTBM or the LTBM Trustees shall immediately deliver (or, if applicable, cause the LTBM Lender to deliver) the LTBM Option Shares to the JHM Trustees or their Designee, free and clear of any lien, charge or other encumbrance (it being understood that, if the JHM Option is exercised prior to the Separation Date, the parties will provide any Authorizations necessary to cause the LTBM Option Shares to be delivered to the Designee of the JHM Trustees).

                It is understood and agreed that upon the exercise of the JHM Option by the Designee of the JHM Trustees, JHM and the JHM Trustees may sell their entire interest in the Company, directly or indirectly, at any time subject only to the obligations of JHM and the JHM Trustees under Section 2.10 and Section 2.11 hereof (if applicable) and the provision of the JHM Estate Plan set forth in Section 19b of the Legally Binding Letter Agreement.

                JHM and the JHM Trustees shall have the option, but not the obligation, to give LTBM and the LTBM Trustees non-binding advance notice of their intent to exercise the JHM Option. Any such notice, if given, shall not obligate JHM or the JHM Trustees to exercise the JHM Option. Upon the receipt of any such advance notice, in order to facilitate the immediate delivery of the LTBM Option Shares against payment of the exercise price, LTBM and the LTBM Trustees shall take all reasonably necessary steps to deliver the LTBM Option Shares at the time and place and on the date specified in such notice (including, if requested by JHM or the JHM Trustees, depositing the LTBM Option Shares with an independent escrow agent with instructions to release the LTBM Option Shares against payment of the exercise price specified in Section 2.02(b)). The costs associated with any such escrow arrangement shall be paid by
(i) JHM or the JHM Trustees, if the JHM Option is not exercised on or about the date set forth in the notice and (ii) LTBM or the LTBM Trustees, on the one hand, and JHM or the JHM Trustees, on the other hand, in equal proportions, if the JHM Option is exercised on or about the date set forth in the notice.

                (d) TERM OF JHM OPTION. The JHM Option shall terminate immediately upon the earliest to occur of: (i) the exercise of the JHM Option and (ii) 5 p.m. (London, England, local time) on October 15, 2004; provided however, that if the Extension Conditions have been satisfied, the term of the JHM Option shall be automatically extended until May 16, 2005 unless fulfillment of the Fulfillment of the Sales Condition is no longer possible because any of the sales described in the definition of "Fulfillment of the Sales Condition" are not consummated as described therein, in which case the term of the JHM Option shall expire on the date on which the particular sale which has not been consummated should have been made.

                If the JHM Option has expired unexercised, the LTBM Trustees will hold the LTBM Option Shares free and clear of the JHM Option but shall otherwise be bound by the terms and conditions of this Agreement (or any other applicable agreement) concerning such

Shares. For clarity and avoidance of doubt, it is understood that Section 2.09 of this Agreement is operative whether the JHM Option is exercised or expires unexercised.

                (e) DESIGNEE. During the Option Term, the JHM Option shall be exercisable by either the JHM Trustees or any Designee.

                (f) CONTINUING RIGHT TO EXERCISE UPON LTBM'S DEATH. The JHM Option shall remain in full force and effect and the JHM Trustees or any Designee shall continue to have the right to exercise the JHM Option during the Option Term notwithstanding LTBM's death.

        2.03. CLOSING. The closing (the "CLOSING") of the Transactions shall take place at the offices of Linklaters, at One Silk Street, London, England EC2Y 8HQ at 1:00 p.m. (London, England, local time) on October 30, 2002, or as soon as possible thereafter, with time being of the essence, or at such other time and place as LTBM and JHM may agree. At the Closing:

                (a) The LTBM Trustees and the JHM Trustees shall deliver irrevocable instructions, in form and substance satisfactory to counsel for each of LTBM, JHM, the LTBM Trustees and the JHM Trustees, evidencing their irrevocable instructions and commitments to cause the Separation Transactions to occur (including by depositing the JHM Emmet Shares and the LTBM Emmet Shares with Linklaters Brussels pursuant to a mutually satisfactory escrow arrangement by which Linklaters Brussels will hold the JHM Emmet Shares and the LTBM Emmet Shares and deliver them to the appropriate party in connection with the Separation Transactions).

                (b) LTBM and the LTBM Trustee shall irrevocably instruct the Person holding the LTBM Emmet Shares to deliver such Shares to Linklaters Brussels.

                (c) JHM and the JHM Trustees shall irrevocably instruct the Person holding the JHM Emmet Shares to deliver such Shares to Linklaters Brussels.

                (d) The LTBM Trustees and the JHM Trustees (i) shall deliver irrevocable instructions to Floscule to cause Floscule to make, or cause an Affiliate of Floscule to make, a payment to the LTBM Trustees in an amount equal to the LTBM Closing Date Payment and (ii) shall have received reasonably satisfactory evidence from Floscule that such payment will be made promptly, for value on the Closing Date within 48 hours after the Closing Date, to such bank account or accounts as the LTBM Trustees may have specified in writing prior to the Closing Date. For clarity and avoidance of doubt it is understood that the LTBM Closing Date Payment shall be made without deduction or off-set.

                (e) The LTBM Trustees and the JHM Trustees shall deliver irrevocable instructions to Floscule to:

                        (i) sell, at any time and from time to time until November 29, 2002, all or any portion of the LTBM Released Shares, if such sales can be accomplished at a gross price (before commissions) of EURO 7.80 or above, and to pay the net proceeds of each such sale to the LTBM Trustees within three Business Days following the receipt of the proceeds of the relevant sale;

                        (ii) sell, at any time and from time to time beginning on November 30, 2002 and ending on the March Sale Date, upon the request of JHM or the JHM Trustees, all or any portion of the LTBM Released Shares as he or they shall specify, if such sales can be accomplished at a gross price (before commissions) of EURO 7.80 or above, plus an amount per share equal to 6.9% per annum, compounded annually, calculated based on a 365-day year for the actual number of days elapsed from November 30, 2002 to the date of completion of each sale, and to pay the net proceeds of each such sale to the LTBM Trustees within three Business Days following the receipt of the proceeds of each such sale; PROVIDED that (1) the LTBM Trustees may, by notice to JHM and the JHM Trustees, elect to reduce the EURO 7.80 price set forth herein for any or all of such sales, and (2) if the Separation Transactions are completed prior to the March Sale Date, LTBM and the LTBM Trustees will sell the LTBM Released Shares at the request of JHM or the JHM Trustees in accordance with the foregoing provisions of this clause (ii);

                        (iii) sell, at any time and from time to time beginning on the March Sale Date and ending on the date of completion of the Separation Transactions, upon the request of the LTBM Trustees, all or any portion of the LTBM Released Shares and to pay the net proceeds of such sales to the LTBM Trustees; PROVIDED that for clarity and avoidance of doubt, the LTBM Trustees' ability to sell shares after the completion of the Separation Transactions is set forth in Section 2.06(b); and

                        (iv) undertake all sales under this Section 2.03(e) in accordance with applicable securities law, in accordance with the Company's blackout policy then in effect and pursuant to the terms of any applicable unreleased lock-up agreement and, for clarity and avoidance of doubt, Section 2.06(f) and Section 2.06(g) shall not apply to sales permitted under this
Section 2.03(e).

                        To the extent that the LTBM Separation Transactions Reserve has not been paid to Floscule in accordance with Section 5.06, there shall be deducted from the net proceeds of the sale of LTBM Released Shares an amount equal to the LTBM Separation Transactions Reserve, and such amount shall be paid to Floscule.

                        To the extent that LTBM or the LTBM Trustees have not paid their 48.5% share of any Disappearing Company Liability due to any creditor pursuant to Section 6A.01(a), there shall be deducted from the net proceeds of the sale of LTBM Released Shares an amount equal to such 48.5% share of such Disappearing Company Liability and such amount shall be paid to the creditor thereof.

        2.04. LTBM OPTION TO PURCHASE JHM OPTION SHARES. If JHM dies during the Option Term, LTBM or the LTBM Trustees shall have the option (the "LTBM OPTION") to purchase the JHM Option Shares upon the same terms and conditions and subject to the same restrictions contained in this Agreement as may apply to JHM or the JHM Trustees.

        2.05.   VOTING RESTRICTIONS AND AGREEMENTS.

                (a) VOTING OF LTBM OPTION SHARES. At each meeting of shareholders of the Company properly called, the LTBM Trustees shall be entitled to vote or cause to be voted that number of the LTBM Option Shares then owned directly or indirectly by the LTBM Trustees without restriction. No such vote by the LTBM Trustees shall adversely affect the JHM Option or LTBM's or the LTBM Trustees' obligations under this Agreement. JHM shall have no right to direct the voting of the LTBM Option Shares.

                (b) VOTING RESTRICTIONS DURING THE OPTION TERM. During the Option Term, to the fullest extent permitted by applicable law:

                        (i) LTBM and the LTBM Trustees shall not vote or cause to be voted, grant any proxy or power of attorney over, deposit into a voting trust or enter into a voting agreement with respect to any of the LTBM Restricted Voting Shares; and

                        (ii) Except as permitted in Section 2.05(d), JHM and the JHM Trustees shall not vote or cause to be voted, grant any proxy or power of attorney over, deposit into a voting trust or enter into a voting agreement with respect to any of the JHM Restricted Voting Shares.

                (c) VOTING RESTRICTIONS IF JHM OPTION HAS EXPIRED UNEXERCISED. If the JHM Option has expired unexercised, then from and after the expiration of the Option Term, to the fullest extent permitted by applicable law:

                        (i) LTBM and the LTBM Trustees shall not vote or cause to be voted, grant any proxy or power of attorney over, deposit into a voting trust or enter into a voting agreement with respect to any of the LTBM Restricted Voting Shares. The restrictions contained in this paragraph will cease to apply when JHM and the JHM Trustees own less than 10,000,000 Shares of the Company.

                        (ii) JHM and the JHM Trustees shall not vote or cause to be voted, grant any proxy or power of attorney over, deposit into a voting trust or enter into a voting agreement with respect to any of the JHM Restricted Voting Shares or the JHM Additional Restricted Voting Shares. The restrictions contained in this paragraph will cease to apply when LTBM and the LTBM Trustees own less than 10,000,000 Shares of the Company.

                        To the extent that any of the voting restrictions contained in Sections 2.05(b) or (c) are unenforceable under Dutch law, the JHM Trustees and the LTBM Trustees hereby agree to cause the Shares which are subject to the relevant restriction to be voted at each shareholders meeting of the Company in the same proportions as all other Shares are voted at such meeting.

                (d)     SUPERVISORY BOARD NOMINEES AND ELECTIONS.

                        (i) During the Option Term, the LTBM Trustees shall be entitled to designate one individual as a nominee of the Floscule Group for election as a member of the Supervisory Board, which nominee shall be Marie Blouin Nightingale. During the Option Term, at each general meeting of shareholders of the Company properly called involving the election of members of the Supervisory Board, JHM and the JHM Trustees agree to: (A) cause Marie Blouin Nightingale to be nominated for election as a member of the Supervisory Board,
(B) vote or cause to be voted the JHM Company Shares in favor of the election of Marie Blouin Nightingale to the Supervisory Board and, if necessary, (C) exercise, together with LTBM and the LTBM Trustees, their rights under the Shareholders' Agreement (including Section 2.1 thereof) to cause Wendel to (I) take any necessary action to cause Marie Blouin Nightingale to be nominated for election as a member of the Supervisory Board and (II) vote, or cause to be voted, the Shares owned by Wendel in favor of Marie Blouin Nightingale. After the Closing Date, at all meetings of the Supervisory Board prior to the meeting of shareholders at which Ms. Nightingale will be elected, JHM shall use reasonable best efforts to cause the Supervisory Board to invite Ms. Nightingale to attend such meetings as an observer.

                        (ii) If the Option Term has been extended beyond October 15, 2004 pursuant to the provisions of Section 2.02(d), then beginning on October 15, 2004 and continuing until the end of the Option Term, the LTBM Trustees shall be entitled to designate one additional individual as a nominee of the Floscule Group for election as a member of the Supervisory Board, which may be LTBM. Such nominee, if not LTBM, shall be reasonably satisfactory to JHM (it being understood that such nominee may not be (1) an investment banker under engagement with or previously under engagement with LTBM or (2) a lawyer who has performed or expects to perform non-business legal services for LTBM). Beginning on October 15, 2004 and continuing until the end of the Option Term, at each general meeting of shareholders of the Company properly called involving the election of members of the Supervisory Board, JHM and the JHM Trustees agree to:
(A) cause such nominee to be nominated for election as a member of the Supervisory Board, (B) vote or cause to be voted the JHM Company Shares in favor of such nominee and, if necessary, (C) exercise, together with LTBM and the LTBM Trustees, their rights under the Shareholders' Agreement (including Section 2.1 thereof) to cause Wendel to (I) take any necessary action to cause such nominee to be nominated for election as a member of the Supervisory Board and (II) vote, or cause to be voted, the Shares owned by Wendel in favor of such nominee. The provisions of this paragraph will cease to apply when LTBM and the LTBM Trustees own less than 19,165,307 Shares of the Company. After October 15, 2004, at all meetings of the Supervisory Board prior to the meeting of shareholders at which such nominee will be elected, JHM shall use reasonable best efforts to cause the Supervisory Board to invite such nominee to attend such meetings as an observer.

                        (iii) If the JHM Option has expired unexercised, then from and after the expiration of the Option Term:

                                (A)     (I) the LTBM Trustees shall be entitled
to designate two individuals as nominees of the Floscule Group, one of whom may be LTBM, for election as members of the Supervisory Board (the "LTBM FIRST TIER NOMINEES"), such LTBM First Tier Nominees, if not LTBM, to be reasonably satisfactory to JHM (it being understood that none of such LTBM First Tier Nominees may be (1) investment bankers under engagement with or previously under engagement with LTBM or (2) lawyers who have performed or expect to perform non-business legal services for LTBM), and (II) at each general meeting of shareholders of the Company properly called involving the election of members of the Supervisory Board, JHM and the JHM Trustees agree to: (V) cause the LTBM First Tier Nominees to be nominated for election as members of the Supervisory Board, (W) vote or cause to be voted the JHM Company Shares in favor of the LTBM First Tier Nominees and, if necessary, (X) exercise, together with LTBM and the LTBM Trustees, their rights under the Shareholders' Agreement (including Section
2.1 thereof) to cause Wendel to (Y) take any necessary action to cause the LTBM First Tier Nominees to be nominated for election as members of the Supervisory Board and (Z) vote, or cause to be voted, the Shares owned by Wendel in favor of the LTBM First Tier Nominees. The provisions of this paragraph will cease to apply when LTBM and the LTBM Trustees own less than 19,165,307 Shares of the Company.

                                (B)     (I) the LTBM Trustees shall be entitled
to designate one individual as a nominee of the Floscule Group, which may be LTBM, for election as a member of the Supervisory Board (the "LTBM SECOND TIER NOMINEE"), such LTBM Second Tier Nominee, if not LTBM, to be reasonably satisfactory to JHM (it being understood that such LTBM Second Tier Nominee may not be (1) an investment banker under engagement with or previously under engagement with LTBM or (2) a lawyer who has performed or expects to perform non-business legal services for LTBM), and (II) at each general meeting of shareholders of the Company properly called involving the election of members of the Supervisory Board, JHM and the JHM Trustees agree to: (V) cause the LTBM Second Tier Nominee to be nominated for election as a member of the Supervisory Board, (W) vote or cause to be voted the JHM Company Shares in favor of the LTBM Second Tier Nominee and, if necessary, (X) exercise, together with LTBM and the LTBM Trustees, their rights under the Shareholders' Agreement (including Section
2.1 thereof) to cause Wendel to (Y) take any necessary action to cause the LTBM Second Tier Nominee to be nominated for election as a member of the Supervisory Board and (Z) vote, or cause to be voted, the Shares owned by Wendel in favor of the LTBM Second Tier Nominee. The provisions of this paragraph shall not be additive to the provisions of Section 2.05(d)(iii)(A) above, and shall cease to apply when LTBM and the LTBM Trustees own less than 10,000,000 Shares of the Company.

                        (iv) For clarity and avoidance of doubt, the LTBM Trustees shall not be able to designate more than two nominees to the Supervisory Board (including observers pending any general meeting involving election of members of the Supervisory Board), but shall be entitled to replace the LTBM First Tier Nominees and the LTBM Second Tier Nominee (as applicable) from time to time, provided that (A) such replacement LTBM First Tier Nominees and LTBM Second Tier Nominee (as applicable), if not LTBM, are reasonably satisfactory to JHM (it being understood that such LTBM First Tier Nominees and LTBM Second Tier Nominee (as applicable) may not be (1) an investment banker under engagement with or previously under engagement with LTBM or (2) a lawyer who has performed or expects to perform non-business legal services for LTBM) and (B) no replacement shall be appointed until the predecessor has resigned and the replacement has been duly elected as a member of the Supervisory Board.

        2.06.   DISPOSITION MATTERS.

                (a) RESTRICTIONS ON LTBM OPTION SHARES. During the Option Term, except as permitted under Section 2.07(a) hereof or as otherwise contemplated by this Agreement, neither LTBM nor the LTBM Trustees will, without the express written consent of the JHM Trustees, directly or indirectly, offer for sale, sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the LTBM Option Shares or any interest therein, including adding any beneficiaries of the LTBM Trust other than LTBM and/or her children. Notwithstanding the foregoing restriction, LTBM and the LTBM Trustees may transfer Class A Shares included in the LTBM Option Shares and the LTBM Released Shares to a second trustee, or to a special purpose company wholly owned by such trustee (the "LTBM CLASS A TRUSTEE"), to hold such Class A Shares on trust for the benefit of LTBM and/or any other person LTBM may designate (the "LTBM CLASS A TRUST"), provided that the LTBM Class A Trustee executes a counterpart signature page to this Agreement agreeing to be bound by the terms and conditions of this Agreement applicable to the LTBM Trustees in respect of any Class A Shares so transferred. In such event, all references herein to the LTBM Trust shall be deemed to be references to both the LTBM Trust and the LTBM Class A Trust and all references herein to the LTBM Trustees shall be deemed to be references to both the LTBM Trustees and the LTBM Class A Trustee.

                (b)     PERMITTED SALES OF LTBM RELEASED SHARES; PRICE
PROTECTION.

                        (i) Beginning on the later of (i) the March Sale Date and (ii) the date of completion of the Separation Transactions, the LTBM Trustees may freely sell, transfer, pledge, encumber, assign or otherwise dispose of the LTBM Released Shares provided such sale, transfer, pledge, encumbrance, assignment or disposition is undertaken in accordance with applicable securities law, in accordance with the Company's blackout policy then in effect, insofar as it applies to LTBM and the LTBM Trustees, and pursuant to the terms of any applicable unreleased lock-up agreement. For clarity and avoidance of doubt, Section 2.06(f) and Section 2.06(g) shall not apply to sales permitted under this clause.

                        (ii) If (A) the average gross price per share (before commissions) received pursuant to Section 2.03(e)(iii) or pursuant to clause
(b)(i) above on the sale of the LTBM Released Shares pursuant to such Section 2.03(e)(iii) or clause (b)(i) above is less than

EURO 7.80, PLUS an amount per share equal to 6.9% per annum, compounded annually, calculated based on a 365-day year for the actual number of days elapsed from November 30, 2002 to the date of completion of each sale (such shortfall, the "PRICE SHORTFALL"), and (B) the Price Shortfall Protection Shares shall have been transferred to the Escrow Agent by the JHM Trustees (which, for clarity and avoidance of doubt, will not have taken place if all of the LTBM Released Shares are sold on or prior to November 29, 2002 or JHM has declined to extend the Option Term until May 16, 2005), then the LTBM Trustees may, once all of the LTBM Released Shares are sold, cause the Escrow Agent to sell, after the March Sale Date and prior to June 30, 2003, such number of the Price Shortfall Protection Shares as are necessary to obtain gross proceeds (before commission) equal to the Price Shortfall, and the proceeds from the sale of such number of Price Shortfall Protection Shares shall be paid to the LTBM Trustees. All sales pursuant to this clause (ii) shall be undertaken in accordance with applicable securities laws, in accordance with the Company's blackout policy then in effect, insofar as it applies to LTBM and the LTBM Trustees, and pursuant to the terms of any unreleased applicable lock-up agreement. For clarity and avoidance of doubt, Section 2.06(f) and Section 2.06(g) shall not apply to sales of Price Shortfall Protection Shares permitted under this clause. Notwithstanding the foregoing in this Section 2.06(b)(ii), (A) to the extent that the LTBM Separation Transactions Reserve has not been paid to Floscule in accordance with
Section 5.06, there shall be deducted from the Price Shortfall paid to the LTBM Trustees an amount equal to the LTBM Separation Transactions Reserve and such amount shall be paid to TMF for disbursement pursuant to Section 10.04 and (B) to the extent that LTBM or the LTBM Trustees have not paid their 48.5% share of any Disappearing Company Liability due to any creditor pursuant to Section 6A.01(a), there shall be deducted from the Price Shortfall paid to the LTBM Trustees an amount equal to such 48.5% share of such Disappearing Company Liability and such amount shall be paid to the creditor thereof.

                        (iii) Delivery of the Price Shortfall Protection Shares in accordance with clause (ii) above shall act as a complete and total accord and satisfaction of any and all responsibility or liability JHM or the JHM Trustees may have with respect to the Price Shortfall. Neither JHM nor the JHM Trustees shall have any liability whatsoever if the total proceeds from the sale of Price Shortfall Protection Shares in accordance with clause (ii) above is less than the Price Shortfall. Any Price Shortfall Protection Shares not sold pursuant to clause (ii) above shall be returned or released to the JHM Trustees promptly after the earliest of (A) the date on which it is determined that there will be no Price Shortfall, (B) the date on which the Price Shortfall shall have been met and (C) June 30, 2003.

                (c) PERMITTED SALES OF JHM COMPANY SHARES. After the Closing Date, subject to applicable securities law and the Company's blackout policy then in effect, the JHM Trustees, subject to the provisions of the JHM Deed of Trust, may freely sell, transfer, pledge, encumber, assign or otherwise dispose of up to 3,500,000 of the JHM Company Shares during the Option Term, except during the Blackout Periods (if applicable). For purposes of this paragraph, "BLACKOUT PERIODS" means each of the following: (a) the period commencing on the Closing Date and ending on the earlier of (i) the date when all of the LTBM Released Shares have been sold (it being understood that off-market sales by JHM may take place on the same date, in the same transaction, as sales of the LTBM Released Shares) and (ii) the date when the Price Shortfall Protection Shares are delivered to the Escrow Agent, and (b) the period commencing on July 15, 2004 and ending on October 15, 2004. Upon exercise of the JHM Option, the Blackout Periods shall cease to apply. For clarity and avoidance of doubt, Section 2.06(f) and Section 2.06(g) shall not apply to sales permitted under this paragraph. If the Separation Transactions have not been completed at the time JHM or the JHM Trustees are permitted to sell Shares, each of LTBM, the LTBM Trustees, JHM and the JHM Trustees acknowledge and agree that the Authorizations shall be construed to include instructions to Floscule or its applicable successor companies to sell such Shares at the request of JHM or the JHM Trustees and to pay the proceeds thereof to the JHM Trustees pending completion of the Separation Transactions.

                (d) PERMITTED SALES OF LTBM STOCK OPTION SHARES AND SHARES ACQUIRED AFTER THE CLOSING DATE. After the Closing Date, LTBM and the LTBM Trustees may freely sell, transfer, pledge, encumber, assign or otherwise dispose of both (i) the LTBM Stock Option Shares (if outstanding) and (ii) any Shares acquired by LTBM or the LTBM Trustees after the Closing Date. For clarity and avoidance of doubt, Section 2.06(f) and Section 2.06(g) shall not apply to sales permitted under this paragraph.

                (e) PERMITTED SALES OF JHM STOCK OPTION SHARES AND SHARES ACQUIRED AFTER THE CLOSING DATE. After the Closing Date, JHM and the JHM Trustees may freely sell, transfer, pledge, encumber, assign or otherwise dispose of both (i) the JHM Stock Option Shares (if outstanding) and (ii) any Shares acquired by JHM or the JHM Trustees after the Closing Date, including without limitation, the LTBM Option Shares acquired upon exercise of the JHM Option. For clarity and avoidance of doubt, Section 2.06(f) and Section 2.06(g) shall not apply to sales permitted under this paragraph.

                (f) RIGHTS OF FIRST REFUSAL ON SALES OF CLASS B SHARES. From and after the Closing Date and until the end of the Option Term, or, if the JHM Option has expired unexercised, from and after such expiration date, LTBM, the LTBM Trustees, JHM and the JHM Trustees may not consummate any sale of Class B Shares of the Company without giving the other party in writing the right (the "OFFER"), for a period of 60 days (30 days in the event of any proposed sale of less than 1,000,000 Class B Shares) from the date of delivery of the Offer, to
(A) purchase from the seller, on terms and conditions no less favorable (including, without limitation, price) to the seller as contained in the Offer, all of the Class B Shares of the Company proposed to be sold by the seller or
(B) deliver to the seller that number of Class A Shares of the Company owned by the non-selling party as is equal to the number of Class B Shares proposed to be sold by the seller in exchange for the seller delivering an equal number of Class B Shares of the Company to such non-selling party. To exercise their rights under (A) or (B) above, the non-selling party shall deliver to the seller within the 60 or 30 day period contemplated above, written notice of their intent to exercise their rights under (A) or (B) and specifying the Class B Shares they intend to purchase under (A) or the number of Class A Shares they intend to exchange under (B). Such communication, when delivered, shall be deemed to constitute a valid, binding and enforceable agreement for the sale or exchange of the Class B Shares specified in such communication. The sale or exchange under (A) or (B) shall take place no more than ten days after the delivery of such communication by the non-selling party. If the non-selling party does not exercise its rights under the Offer within the time period specified, or, in the case of an exchange, exercises its rights for less than the maximum number of Class B Shares subject to the Offer, the seller shall thereafter be free to sell the Class B Shares proposed to be sold that have not been sold or exchanged with the non-selling party. Any sale hereunder must be upon the terms and conditions no more favorable than those in the Offer. For purposes of this paragraph, references to "party" shall mean either (X) JHM or the JHM Trustees, collectively as a group, or (Y) LTBM or the LTBM Trustees, collectively as a group. The obligation of JHM or the JHM Trustees to comply with the notice and offer provisions of this paragraph and the right of LTBM or the LTBM Trustees to purchase or exchange Class B Shares hereunder shall cease to apply when LTBM and the LTBM Trustees own less than 10,000,000 Shares of the Company. The obligation of LTBM or the LTBM Trustees to comply with the notice and offer provisions of this paragraph and the right of JHM or the JHM Trustees to purchase or exchange Class B Shares hereunder shall cease to apply when JHM and the JHM Trustees own less than 10,000,000 Shares of the Company. It is understood and agreed that (1) if the JHM Trustees or their Designee exercise the JHM Option, the provisions of this Section 2.06(f) shall not apply no matter when the sale of Class B Shares may thereafter occur and (2) the provisions of this Section 2.06(f) shall not apply to any actual or proposed sale of Class B Shares by JHM or the JHM Trustees that will be consummated after the exercise of the JHM Option.

                (g) TAG-ALONG RIGHTS. (i) From and after the Closing Date and until the end of the Option Term, or, if the JHM Option has expired unexercised, from and after such expiration date, if JHM and the JHM Trustees wish to sell any Shares (whether Class A Shares or Class B Shares or both) of the Company then JHM and the JHM Trustees shall, subject to their obligations under Section 2.06(f) hereof for Class B Shares, notify LTBM and the LTBM Trustees in writing of the terms and conditions of such sale. LTBM and the LTBM Trustees shall thereafter have the right to sell to the purchaser, at the same price per share and on the same terms and conditions as involved in such sale by JHM and the JHM Trustees, that number of Shares as is equal to the number of Shares proposed to be sold by JHM or the JHM Trustees multiplied by a fraction, the numerator of which is the aggregate number of Shares then owned by LTBM and the LTBM Trustees (calculated on a fully diluted basis) and the denominator of which is the sum of all Shares of the Company owned by JHM, the JHM Trustees, LTBM and the LTBM Trustees (calculated on a fully diluted basis). If LTBM or the LTBM Trustees desire to sell Shares to the purchaser hereunder, they shall notify JHM and the JHM Trustees of their intention within ten days of receipt of the terms and conditions of the sale. Thereafter, JHM, the JHM Trustees, LTBM and the LTBM Trustees shall sell to the purchaser the Shares entitled to be sold by them hereunder upon the same terms and conditions. In the event that the purchaser purchases less than the full number of Shares originally proposed to be sold by JHM or the JHM Trustees, such purchases shall be made from each of JHM, the JHM Trustees, LTBM and the LTBM Trustees pro rata based upon the relative amount of Shares that each are entitled to sell pursuant to this paragraph. The provisions of this paragraph shall cease to apply when LTBM and the LTBM Trustees own less than 10,000,000 Shares of the Company. It is understood and agreed that (1) if the JHM Trustees or their Designee exercise the JHM Option, the provisions of this Section 2.06(g) shall not apply no matter when the sale of Shares may thereafter occur and (2) the provisions of this Section 2.06(g)(i) shall not apply to any actual or proposed sale of Shares by JHM or the JHM Trustees that will be consummated after the exercise of the JHM Option.

                        (ii) If the JHM Option has expired unexercised, from and after the expiration of the Option Term, if LTBM and the LTBM Trustees wish to sell any Shares (whether Class A Shares or Class B Shares or both) of the Company in a transaction in which Section 3.5(a) of the Shareholders' Agreement applies, then LTBM and the LTBM Trustees shall, subject to their obligations under Section 2.06(f) hereof for Class B Shares, notify JHM and the JHM Trustees in writing of the terms and conditions of such sale. JHM and the JHM Trustees shall thereafter have the right to sell to the purchaser, at the same price per share and on the same terms and conditions as involved in such sale by LTBM and the LTBM Trustees, that number of Shares as is equal to the number of Shares proposed to be sold by LTBM or the LTBM Trustees multiplied by a fraction, the numerator of which is the aggregate number of Shares then owned by JHM and the JHM Trustees (calculated on a fully diluted basis) and the denominator of which is the sum of all Shares of the Company owned by LTBM, the LTBM Trustees, JHM and the JHM Trustees (calculated on a fully diluted basis). If JHM or the JHM Trustees desire to sell Shares to the purchaser hereunder, they shall notify LTBM and the LTBM Trustees of their intention within ten days of receipt of the terms and conditions of the sale. Thereafter, LTBM, the LTBM Trustees, JHM and the JHM Trustees shall sell to the purchaser the Shares entitled to be sold by them hereunder upon the same terms and conditions. In the event that the purchaser purchases less than the full number of Shares originally proposed to be sold by LTBM or the LTBM Trustees, such purchases shall be made from each of LTBM, the LTBM Trustees, JHM and the JHM Trustees pro rata based upon the relative amount of Shares that each are entitled to sell pursuant to this paragraph. The provisions of this paragraph shall cease to apply when JHM and the JHM Trustees own less than 10,000,000 Shares of the Company.

                (h)     NOTICE OF SALES. In addition to the requirements of
Section 2.06(f) and Section 2.06(g) hereof, if the JHM Option has expired unexercised, from and after the expiration of the Option Term: (A) JHM or the JHM Trustees shall use commercially reasonable efforts to notify LTBM and the LTBM Trustees at any time prior to the sale or proposed sale by JHM or the JHM Trustees of more than 100,000 Shares of the Company, and (B) LTBM or the LTBM Trustees shall use commercially reasonable efforts to notify JHM and the JHM Trustees at any time prior to the sale or proposed sale by LTBM or the LTBM Trustees of more than 100,000 Shares of the Company.

                (i) ACKNOWLEDGMENT BY LTBM AND THE LTBM TRUSTEES. LTBM and the LTBM Trustees acknowledge and agree that securities law in the United States, the Netherlands and other countries prohibit the sale of securities while in possession of material non-public information. LTBM and the LTBM Trustees covenant and agree that they will not sell any of their Shares while in the possession of material non-public information of the Company.

                (j) NON-DISCLOSURE OBLIGATION OF LTBM AND THE LTBM TRUSTEES. LTBM and the LTBM Trustees acknowledge and agree that they may acquire confidential or non-public information concerning the Company as a result of the exercise of certain of their rights under this Agreement. As a result, LTBM and the LTBM Trustees agree to keep such information confidential and agree not to, directly or indirectly, disclose it to any other Person; PROVIDED that LTBM or the LTBM Trustees may disclose such information to their advisors so long as such advisors agree to keep such information confidential.

        2.07.   PERMITTED LOAN ARRANGEMENTS.

                (a) BORROWINGS SECURED BY LTBM OPTION SHARES. Notwithstanding Section 2.06(a) hereof, the LTBM Trustees may (i) pledge the LTBM Option Shares to secure the borrowing of funds (the "LTBM BORROWED FUNDS") from a lender (the "LTBM LENDER") that is not an Affiliate of LTBM or the LTBM Trustees and (ii) distribute the LTBM Borrowed Funds to LTBM provided that the Loan Agreement entered into with the LTBM Lender that governs the terms and conditions of the LTBM Borrowed Funds and the terms and conditions of the pledge of the LTBM Option Shares (the "LTBM LOAN AGREEMENT") contains all of the following provisions:

                        (i) a provision requiring the LTBM Lender to provide notice to JHM and to the JHM Trustees upon the occurrence of an event of default under the LTBM Loan Agreement;

                        (ii) a provision requiring the LTBM Lender to allow JHM and the JHM Trustees to deliver to the LTBM Lender within 15 Business Days of receiving the notice in Section 2.07(a)(i) above, Class A Shares comprising the JHM Company Shares in exchange for the LTBM Lender or the LTBM Trustees, as applicable, delivering to JHM or the JHM Trustees an equivalent number of Class B Shares comprising the LTBM Option Shares pledged to secure the LTBM Borrowed Funds;

                        (iii) a provision prohibiting the LTBM Lender, any collateral agent of the LTBM Lender or any other third party, from taking possession of, ownership of, or taking title to, or selling or causing to sell any Class B Shares comprising the LTBM Option Shares pledged to secure the LTBM Borrowed Funds without first providing notice to JHM and to the JHM Trustees and allowing, within 15 Business Days, JHM and the JHM Trustees to deliver Class A Shares comprising the JHM Company Shares to the LTBM Lender in exchange for the LTBM Lender or the LTBM Trustees, as applicable, delivering to JHM or the JHM Trustees an equivalent number of Class B Shares comprising the LTBM Option Shares pledged to secure the LTBM Borrowed Funds; and

                        (iv) a provision requiring the LTBM Lender to deliver any LTBM Option Shares held by it as directed by JHM and the JHM Trustees in the event that the JHM Trustees or their Designee exercise the JHM Option, provided that if required by the LTBM Lender, the JHM Trustees or their Designee deliver all or a portion of the exercise price for the LTBM Option Shares underlying the JHM Option to the LTBM Lender in order to pay off the LTBM Borrowed Funds.

                (b) BORROWINGS SECURED BY JHM OPTION SHARES. Notwithstanding anything to the contrary in this Agreement, the JHM Trustees may (i) pledge the JHM Option Shares to secure the borrowing of funds (the "JHM BORROWED FUNDS") from a lender (the "JHM LENDER") that is not an Affiliate of JHM or the JHM Trustees and (ii) distribute the JHM Borrowed Funds to JHM provided that the Loan Agreement entered into with the JHM Lender that governs the terms and conditions of the JHM Borrowed Funds and the terms and conditions of the pledge of the JHM Option Shares (the "JHM LOAN AGREEMENT") contains all of the following provisions:

                        (i) a provision requiring the JHM Lenders to provide notice to LTBM and to the LTBM Trustees upon the occurrence of an event of default under the JHM Loan Agreement;

                        (ii) a provision requiring the JHM Lender to allow LTBM and the LTBM Trustees to deliver to the JHM Lender within 15 Business Days of receiving the notice in Section 2.07(b)(i) above, Class A Shares comprising the LTBM Company Shares in exchange for the JHM Lender or the JHM Trustees, as applicable, delivering to LTBM or the LTBM Trustees an equivalent number of Class B Shares comprising the JHM Option Shares pledged to secure the JHM Borrowed Funds;

                        (iii) a provision prohibiting the JHM Lender, any collateral agent of the JHM Lender or any other third party, from taking possession of, ownership of, or taking title to, or selling or causing to sell any Class B Shares comprising the JHM Option Shares pledged to secure the JHM Borrowed Funds without first providing notice to LTBM and to the LTBM Trustees and allowing, within 15 Business Days, LTBM and the LTBM Trustees to deliver Class A Shares comprising the LTBM Company Shares to the JHM Lender in exchange for the JHM Lender or the JHM Trustees, as applicable, delivering to the LTBM or the LTBM Trustees an equivalent number of Class B Shares comprising the JHM Option Shares pledged to secure the JHM Borrowed Funds; and

                        (iv) a provision requiring the JHM Lender to deliver any JHM Option Shares held by it as directed by LTBM and the LTBM Trustees in the event that LTBM or the LTBM Trustees or their Designee exercise the LTBM Option, provided that if required by the JHM Lender, the LTBM Trustees or their Designee deliver all or a portion of the exercise price for the JHM Option Shares underlying the LTBM Option to the JHM Lender in order to pay off the JHM Borrowed Funds.

Notwithstanding the foregoing in this Section 2.07(b), nothing herein shall prohibit or otherwise restrict JHM or the JHM Trustees from borrowing against a pledge of the JHM Counterpart Shares, and none of the terms and conditions set forth in clauses (i) - (iv) in this Section 2.07(b) shall apply to any such borrowing or pledge. If the Separation Transactions have not been completed at the time JHM or the JHM Trustees desires to borrow pursuant to the immediately preceding sentence, each of LTBM, the LTBM Trustees, JHM and the JHM Trustees acknowledge and agree that the Authorizations shall be construed to include instructions to Floscule to pledge the applicable number of JHM Counterpart Shares at the request of JHM or the JHM Trustees in connection with such borrowing pending completion of the Separation Transactions.

        2.08.   RESERVED.

        2.09. WAIVER OF RIGHT OF FIRST REFUSAL UNDER THE SETTLEMENT AGREEMENT. Effective at the Closing but not at any time prior to the Closing, each of JHM and LTBM hereby waives his or her right of first refusal (as set forth in Section 19 of the Settlement Agreement) with respect to the LTBM Company Shares and the JHM Company Shares, in consideration of the rights of first refusal contained in Section 2.06(f). LTBM acknowledges that, effective at the Closing,
Section 5.04 releases JHM from any further obligation under such right of first refusal. JHM acknowledges that, effective at the Closing, Section 6.03 releases LTBM from any further obligation under such right of first refusal. This Section
2.09 shall not be construed as a waiver of any of the provisions of Section 2.06(f).

        2.10.   FIRST CONTINGENT ADDITIONAL PAYMENT.

                (a) As used in this Section 2.10, the following terms have the following meanings:

        "EXCESS EQUITY VALUE" means, if positive, Per Share Excess Equity Value multiplied by the number of LTBM Option Shares. Excess Equity Value shall be payable in the same portion of cash and non-cash as are the Sale Event Proceeds. To the extent that the non-cash proportion of the Sale Event Proceeds is composed of securities of companies not listed on a regulated market, the LTBM Trustees will receive the cash equivalent of that non-cash proportion of the Sale Event Proceeds as valued under the definition of "Sale Event Proceeds".

        "PER SHARE EXCESS EQUITY VALUE" means (a) Per Share Sale Event Proceeds minus (b) EURO 8.00.

        "PER SHARE SALE EVENT PROCEEDS" means the Sale Event Proceeds divided by the number of Shares of the Company sold on the date of consummation of the Sale Event.

        "SALE EVENT" means the sale to a Third Party by JHM, the JHM Trustees and/or their Affiliates, directly or indirectly, of Shares conferring control of the Company on such Third Party.

        "SALE EVENT PROCEEDS" means the net proceeds, after transaction expenses, actually received by the controlling shareholders of the Company in connection with a Sale Event. Any non-cash consideration shall be valued at its Fair Market Value. The "FAIR MARKET VALUE" of any non-cash consideration shall be (i) in respect of non-cash consideration consisting of publicly-traded securities, the average closing price of such securities on the principal securities exchange on which such securities are traded for the five trading days preceding the date of consummation of the Sale Event transaction, and (ii) in respect of other non-cash consideration, Fair Market Value shall be as reasonably determined by the Supervisory Board of the Company; PROVIDED that if the LTBM Trustees disagree with the valuation determined by the Supervisory Board of the Company, the LTBM Trustees may upon notice to the Supervisory Board of the Company within 10 days of receiving notice of its valuation of the non-cash consideration retain an internationally recognized investment bank, public accounting firm or appraisal firm (an "APPRAISER") to value the non-cash consideration. The Appraiser shall be required to complete its valuation work within 30 days of the LTBM Trustees' notice to the Supervisory Board of the Company referred to above. The Appraiser shall independently determine the value of the non-cash consideration as of a recent date selected by the Appraiser using valuation methodologies customary in the valuation of such non-cash consideration. The Appraiser shall be instructed to express its valuation opinion in the form of a single value that in the opinion of such Appraiser most closely approximates the value of the non-cash consideration. If the Appraiser shall fail to express its assessment of the value of the non-cash consideration as a single value, that Appraiser shall be deemed to have expressed as its single value the midpoint of the highest and lowest values of all ranges expressed. The Fair Market Value of the non-cash consideration shall be the average of the two values arrived at by the Supervisory Board of the Company and the Appraiser, provided that if the value determined by the Appraiser is more than 10% greater than the value determined by the Supervisory Board of the Company, the following procedure shall apply: the Supervisory Board of the Company and the first Appraiser shall select a second Appraiser. If the Supervisory Board of the Company and the Appraiser cannot agree on a second Appraiser within 10 days, the second Appraiser shall be PricewaterhouseCoopers (Amsterdam) or its successor. The second Appraiser shall independently determine the value of the non-cash consideration as of the date selected by the first Appraiser using valuation methodologies customary in the valuation of the non-cash consideration. The second Appraiser shall then decide which of the two values arrived at by the Supervisory Board of the Company and the Appraiser is closer to the value that the second Appraiser would have arrived at independently, which value shall be the "FAIR MARKET VALUE" of the non-cash consideration. The value of the non-cash consideration determined by the foregoing procedure shall be final and binding upon both LTBM, the LTBM Trustees and the Supervisory Board of the Company. The fees and expenses of the Appraiser selected by the LTBM Trustees shall be paid by them and the fees and expenses of the second Appraiser, if applicable, shall be paid by the party whose value was not chosen by the second Appraiser.

                (b) At any time on or before July 31, 2003, if the Company's controlling shareholders enter into a definitive agreement in writing with a Third Party to effect a Sale Event, then, upon consummation of the Sale Event pursuant to such definitive agreement (even if such consummation occurs after July 31, 2003), JHM or the JHM Trustees shall pay or cause to be paid to the LTBM Trustees an amount equal to the Excess Equity Value payable in accordance with Section 2.10(c) below. It is expressly understood that, if a definitive agreement in writing with a Third Party in respect of any Sale Event is not entered into by July 31, 2003, then this Section 2.10 shall expire and be null and void and of no force or effect.

                (c) Subject to any delay to allow for the determination of the valuation of the non-cash consideration of securities other than publicly-traded securities, no later than 30 days after closing of any Sale Event, JHM or the JHM Trustees will cause to be prepared a calculation of any amount owed to the LTBM Trustees pursuant to this Section 2.10. JHM or the JHM Trustees will pay the Excess Equity Value to the LTBM Trustees in a single lump sum payment within 60 days of the later of (i) the closing of the Sale Event and
(ii) the determination of the value of any non-cash consideration.

                (d) LTBM and the LTBM Trustees expressly acknowledge that the Company and its controlling shareholders have evaluated, and are expected to continue to evaluate, from time to time, a variety of extraordinary transactions including, without limitation, mergers and acquisitions (including business combinations that may involve a change of control of the Company, purchases of businesses and sales of businesses, irrespective of the form of such purchases or sales), restructurings, recapitalizations, joint ventures (whether contractual or involving the formation of one or more new Persons), Going Private Transactions (whether effected by way of statutory procedure or offer to shareholders), self-tenders and stock repurchase programs, extraordinary dividends (including dividends funded with financing), financings (including the sale of debt, equity, hybrid instruments, bank and other commercial loan borrowings, irrespective of the amount of capital raised, the price thereof, the number of securities sold or the use of proceeds thereof) and other extraordinary transactions involving the debt and equity capital, business and operations of the Company. LTBM and the LTBM Trustees expressly acknowledge that the only extraordinary transaction which will constitute a Sale Event is one which expressly falls within the definition of Sale Event. LTBM and the LTBM Trustees also acknowledge that, even if such extraordinary transaction falls within the definition of Sale Event, they will not be entitled to any Excess Equity Value unless the definitive agreement in writing to effect such Sale Event is executed and delivered prior to July 31, 2003.

        2.11.   SECOND CONTINGENT ADDITIONAL PAYMENT.

                (a) APPLICABILITY. This Section 2.11 shall not be applicable and shall be null and void if: (a) a payment of the Excess Equity Value is made or is required to made by JHM or the JHM Trustees to the LTBM Trustees pursuant to Section 2.10 above or (b) the JHM Trustees or their Designee exercise the JHM Option on a date that is after the First Anniversary or (c) the JHM Option expires unexercised.

                (b) SCHEDULE OF ADDITIONAL PAYMENTS. In the event that the JHM Trustees or their Designee exercise the JHM Option on or prior to the First Anniversary, then the JHM Trustees agree to pay or cause to be paid to the LTBM Trustees subject to the conditions (including the timing of payment) outlined in Sections 2.11(c) through 2.11(e) below, one (but only one) of the following amounts:

                        (i)     the Sale Event Amount (as defined below);

                        (ii)    the Block Trade Amount (as defined below); or

                        (iii)   the Final Amount (as defined below).

                (c) CONDITIONS TO AND TIMING OF PAYMENT OF THE SALE EVENT AMOUNT. From the period commencing on the date that is the nine month anniversary of the Closing Date and continuing until the date that is the six year anniversary of the Closing Date (such period, the "SALE EVENT PERIOD"), if the Company's controlling shareholders enter into a definitive agreement in writing with a Third Party to effect a Sale Event, then, upon consummation of the Sale Event pursuant to such definitive agreement (even if such consummation occurs after the Sale Event Period), JHM or the JHM Trustees shall pay or cause to be paid to the LTBM Trustees the amount as may be calculated on SCHEDULE 2.11 hereof (it being understood that the amounts set forth on Schedule 2.11 shall not be additive and only one amount shall be payable based on the Per Share Sale Event Proceeds, such amount, the "SALE EVENT AMOUNT"). It is expressly understood that, if a definitive agreement in writing with a Third Party in respect of any Sale Event is not entered into by the expiration of the Sale Event Period, then this Section 2.11(c) shall expire and be null and void and of no force or effect.

                No later than 30 days after closing of any Sale Event to which the foregoing paragraph is applicable, JHM or the JHM Trustees will cause to be prepared a calculation of the Sale Event Amount as of the date of closing of the Sale Event. JHM or the JHM Trustees will thereafter pay the Sale Event Amount to the LTBM Trustees in a single lump sum payment within 60 days of the closing of the Sale Event.

                If during the Sale Event Period a Going Private Transaction occurs followed by a Sale Event, then the provisions of this Section 2.11(c) shall apply to such Sale Event.

                (d) CONDITIONS TO AND TIMING OF PAYMENT OF THE BLOCK TRADE AMOUNT. During the period commencing on the date that is the day after the six year anniversary of the Closing Date and ending on the date that is the day before the ten year anniversary of the Closing Date (such period, the "BLOCK TRADE PERIOD"), if: (i) the Company's Shares are then still traded on a public securities exchange or are available for quotation on an inter-dealer quotation system, (ii) the average per Share closing price of the Company's Shares on any such securities exchange or inter-dealer quotation system over any thirty day period during the Block Trade Period is in excess of EURO 12 per Share, net present value as of the Closing Date (using a 4.9% discount rate) and (iii) LTBM or the LTBM Trustees deliver written notice to JHM and the JHM Trustees that (i) and (ii) have been satisfied (all of (i), (ii) and (iii), the "BLOCK TRADE CONDITIONS"), then JHM or the JHM Trustees shall pay or cause to paid to LTBM or the LTBM Trustees an amount equal to EURO 14 million (the "BLOCK TRADE AMOUNT").

                JHM or the JHM Trustees shall be entitled, upon receipt of the notice from LTBM or the LTBM Trustees that the Block Trade Conditions have been satisfied, to enter into a transaction or series of transactions in order to effect a sale of that number of the JHM Company Shares (the "BLOCK TRADES") as may be necessary in order to pay to LTBM or the LTBM Trustees the Block Trade Amount. Within 30 days of the date of the notice given by LTBM or the LTBM Trustees, JHM or the JHM Trustees shall pay to LTBM or the LTBM Trustees the Block Trade Amount.

                It is understood that if the Block Trade Conditions are not satisfied during the Block Trade Period, then this Section 2.11(d) shall expire and be null and void and of no further force or effect. For clarity and avoidance of doubt, the obligations of JHM and/or the JHM Trustees to pay the Block Trade Amount shall not be contingent on JHM or the JHM Trustees completing any Block Trades.

                (e) CONDITIONS TO AND TIMING OF PAYMENT OF THE FINAL AMOUNT. If, on the date that is the tenth anniversary of the Closing Date, JHM or the JHM Trustees have not paid or been required to pay to the LTBM Trustees either the Sale Event Amount or the Block Trade Amount, then JHM or the JHM Trustees shall pay or cause to be paid to the LTBM Trustees an amount equal to EURO 7 million (the "FINAL AMOUNT"). JHM or the JHM Trustees will pay the Final Amount to the LTBM Trustees in a single lump sum payment on the date that is the tenth anniversary of the Closing Date.

        2.12. PAYMENTS. LTBM and JHM acknowledge that, as of the date hereof, the Company has claimed that LTBM owes the Company or one or more of its Affiliates a net amount equal to EURO 277,986.25 (the "UNREIMBURSED AMOUNT") in respect of amounts paid by the Company on LTBM's behalf. LTBM and JHM also acknowledge that the Unreimbursed Amount represents the Company's total net claim as of the date hereof against LTBM in respect of amounts paid or claimed to have been paid by the Company or any subsidiary on LTBM's behalf. To the extent that the Company or any subsidiary determines after the Closing that the Unreimbursed Amount or any part of it remains due and payable, JHM will pay such amount to the Company or the applicable subsidiary in full satisfaction of the claim against LTBM.

                                   ARTICLE III

                                 REPRESENTATIONS
                  AND WARRANTIES OF LTBM AND THE LTBM TRUSTEES

        LTBM, jointly and severally with the LTBM Trustees, and the LTBM Trustees, severally but not jointly with LTBM, represent and warrant to each of JHM and the JHM Trustees that:

        3.01. AUTHORIZATION. This Agreement has been duly executed and delivered by LTBM and constitutes the valid and binding agreement of LTBM. The execution, delivery and performance by the LTBM Trustees of this Agreement and the LTBM Deed of Trust and the consummation by the LTBM Trustees of the Transactions are within the power, authority and capacity of the LTBM Trustees and have been duly authorized by all necessary action on the part of LTBM and the LTBM Trustees. This Agreement has been duly executed and delivered by the LTBM Trustees and constitutes the valid and binding agreement of the LTBM Trustees. No other proceedings on the part of the LTBM Trustees are necessary to authorize the execution or performance of this Agreement.

        3.02.   (a)     CORPORATE EXISTENCE AND POWER. Each of the entities
listed in SCHEDULE 3.02 (individually a "HOLDING COMPANY" and collectively, the "HOLDING COMPANIES") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation specified opposite its name in SCHEDULE 3.02 (to the extent such jurisdiction has a concept of good standing), and has all corporate powers and all governmental licenses, material authorizations, material consents and material approvals required to carry on its business as now conducted. This representation and warranty is only given to the extent that LTBM and the LTBM Trustees represent and warrant that they have not taken any intentional action which results in it being untrue.

                (b) TRUST EXISTENCE AND TRUSTEE POWER. The LTBM Trusts are duly and validly existing under the laws of the Island of Guernsey established pursuant to the LTBM Deed of Trust. The sole beneficiaries of the LTBM Trust are LTBM and/or the children of LTBM.

        3.03. NON-CONTRAVENTION. The execution, delivery and performance by LTBM and the LTBM Trustees of this Agreement and the consummation of the Transactions do not and will not (i) contravene or conflict with the corporate charter, bylaws, deed of trust, articles of association or other governing document of any Holding Company or of any of the LTBM Trusts; (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both), a default under or give rise to any right of termination, cancellation or acceleration of any material right or material obligation of LTBM or the LTBM Trustees or to a loss of any material benefit to which LTBM or the LTBM Trustees is entitled under any provision of any material agreement, deed of trust, material contract or other material instrument binding upon LTBM or the LTBM Trustees; (iii) result in any material violation or material breach of, or constitute (with or without notice or lapse of time, or both), a material default under or give rise to any right of termination, cancellation or acceleration of any material right or material obligation of any Holding Company or to a loss of any material benefit to which any Holding Company is entitled under any provision of any material agreement, material contract or other material instrument binding upon any Holding Company; or (iv) assuming compliance with the matters referred to in Section 3.06, contravene or conflict with any provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to LTBM or the LTBM Trustees. This representation and warranty is only given to the extent that LTBM and the LTBM Trustees represent and warrant that they have not taken any intentional action which results in it being untrue.

        3.04. CAPITALIZATION. SCHEDULE 3.02 represents a full and accurate statement of (i) the designation of each class of capital stock of each Holding Company, (ii) the number of authorized shares of each class of capital stock of each Holding Company, (iii) the number of outstanding shares of each class of capital stock of each Holding Company and (iv) all relevant information regarding any outstanding convertible securities and any other outstanding options, warrants or other rights to acquire capital stock of, or other equity interests in, each Holding Company. All outstanding shares of capital stock of each Holding Company have been duly authorized and validly issued and are fully paid and are owned by the persons specified in SCHEDULE 3.02. Except as set forth in SCHEDULE 3.02, with respect to each Holding Company, there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of such Holding Company, (ii) securities of such Holding Company convertible into or exchangeable for shares of capital stock or other securities of such Holding Company or (iii) options or other rights to acquire from such Holding Company any capital stock, other securities or phantom or other equity interests of such Holding Company (the items in clauses (i), (ii) and (iii), as they relate to each Holding Company, being referred to collectively as the "HOLDING COMPANY SECURITIES"). There are no outstanding obligations of any Holding Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Holding Company Securities. This representation and warranty is only given to the extent that LTBM and the LTBM Trustees represent and warrant that they have not taken any intentional action which results in it being untrue.

        3.05.   RESERVED.

        3.06. GOVERNMENTAL AUTHORIZATION. Except for (i) filings under Article 46b of the Wet toezicht effectenverkeer 1995, (ii) filings under the Wet melding zeggenschap in ter beurze genoteerde vennootschappen, (iii) filings with the Trade Register of Amsterdam in connection with the Separation Transactions, and
(iv) any other filings required in Luxembourg, the Netherlands Antilles, the British Virgin Islands or the United States with respect to the Transactions, no material consent, approval, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by LTBM or the LTBM Trustees in connection with the execution, delivery, and performance of this Agreement or any of the other instruments referred to herein or the consummation of the Transactions. This representation and warranty is only given to the extent that LTBM and the

LTBM Trustees represent and warrant that they have not taken any intentional action which results in it being untrue.

        3.07. EXPERIENCE AND FINANCIAL SOPHISTICATION. LTBM and the LTBM Trustees have sufficient knowledge, sophistication and experience in financial and business matters generally and with respect to the business, financial condition and operations of the Company specifically so as to be able to value the Shares and to evaluate the risks and merits of the Transactions. In connection therewith, LTBM and the LTBM Trustees, have consulted their own legal, tax and financial advisors and accountants with respect to the Transactions and, in executing and delivering this Agreement and consummating the Transactions, are not relying on any representation, warranty or agreement of any party hereto except as may be specifically set forth herein; PROVIDED that the parties are relying on the same tax advisors (in all jurisdictions other than the United Kingdom) for advice regarding the Separation Transactions.

        3.08. FINDERS' FEES. LTBM and the LTBM Trustees have received financial advice from Christopher Shaw of SP Mergers Ltd. and will pay all fees and expenses owed to Christopher Shaw and SP Mergers Ltd. Other than the foregoing, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of LTBM or the LTBM Trustees who might be entitled to any fee, commission or other amount from the Company or any other party to this Agreement or its Affiliates.

        3.09. TITLE AND VALIDITY OF SHARES. Subject to a right of first refusal in favor of JHM pursuant to the Settlement Agreement (which is being waived pursuant to Section 2.09) or, after the Closing, pursuant to this Agreement and the terms of the LTBM Trust, the LTBM Trustees now have, and on the Closing Date and immediately prior to the consummation of the Separation Transactions will have, good and marketable title to and unrestricted power to vote the LTBM Emmet Shares and to transfer, sell or otherwise dispose of the LTBM Emmet Shares free and clear of any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind. Subject to the provisions of this Agreement and the terms of the LTBM Trust, the LTBM Trustees now have, and on the Closing Date and on each date through the date of exercise of the JHM Option, will have, good and marketable title to and unrestricted power to vote the LTBM Option Shares and to transfer, sell or otherwise dispose of the LTBM Option Share free and clear of any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF JHM AND THE JHM TRUSTEES

        JHM, jointly and severally with the JHM Trustees, and the JHM Trustees, severally but not jointly with JHM, represent and warrant to each of LTBM and the LTBM Trustees that:

        4.01. AUTHORIZATION. This Agreement has been duly executed and delivered by JHM and constitutes the valid and binding agreement of JHM. The execution, delivery and performance by the JHM Trustees of this Agreement and the JHM Deed of Trust and the consummation by the JHM Trustees of the Transactions are within the power, authority and capacity of the JHM Trustees and have been duly authorized by all necessary action on the part of JHM and the JHM Trustees. This Agreement has been duly executed and delivered by the JHM Trustees and constitutes the valid and binding agreement of the JHM Trustees. No other proceedings on the part of the JHM Trustees are necessary to authorize the execution or performance of this Agreement.

        4.02.   (a)     CORPORATE EXISTENCE AND POWER. Each of the Holding
Companies is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation specified opposite its name in SCHEDULE 3.02 (to the extent such jurisdiction has a concept of good standing), and has all corporate powers and all governmental licenses, material authorizations, material consents and material approvals required to carry on its business as now conducted. This representation and warranty is only given to the extent that JHM and the JHM Trustees represent and warrant that they have not taken any intentional action which results in it being untrue.

                (b) TRUST EXISTENCE AND TRUSTEE POWER. The JHM Trust is duly and validly existing under the laws of Bermuda established pursuant to the JHM Deed of Trust. The sole beneficiaries of the JHM Trust are JHM and/or the children of JHM.

        4.03. GOVERNMENTAL AUTHORIZATION. Except for (i) filings under Article 46b of the Wet toezicht effectenverkeer 1995, (ii) filings under the Wet melding zeggenschap in ter beurze genoteerde vennootschappen, (iii) filings with the Trade Register of Amsterdam in connection with the Separation Transactions, and
(iv) any other filings required in Luxembourg, the Netherlands Antilles, the British Virgin Islands or the United States with respect to the Transactions, no material consent, approval, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by JHM or the JHM Trustees in connection with the execution, delivery, and performance of this Agreement or any of the other instruments referred to herein or the consummation of the Transactions. This representation and warranty is only given to the extent that JHM and the JHM Trustees represent and warrant that they have not taken any intentional action which results in it being untrue.

        4.04. NON-CONTRAVENTION. The execution, delivery and performance by JHM and the JHM Trustees of this Agreement and the consummation of the Transactions do not and will not (i) contravene or conflict with the corporate charter, bylaws, deed of trust, articles of association or other governing document of any Holding Company or of the JHM Trust; (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both), a default under or give rise to any right of termination, cancellation or acceleration of any material right or material obligation of JHM or the JHM Trustees or to a loss of any material benefit to which JHM or the JHM Trustees is entitled under any provision of any material agreement, deed of trust, material contract or other material instrument binding upon JHM or the JHM Trustees; (iii) result in any material violation or material breach of, or constitute (with or without notice or lapse of time, or both), a material default under or give rise to any right of termination, cancellation or acceleration of any material right or material obligation of any Holding Company or to a loss of any material benefit to which any Holding Company is entitled under any provision of any material agreement, material contract or other material instrument binding upon any Holding Company; or (iv) assuming compliance with the matters referred to in Section 4.04, contravene or conflict with any provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to JHM or the JHM Trustees. This representation and warranty is only given to the extent that JHM and the JHM Trustees represent and warrant that they have not taken any intentional action which results in it being untrue.

        4.05. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of JHM or the JHM Trustees who might be entitled to any fee, commission or other amount from the Company or any other party to this Agreement or its Affiliates.

        4.06. CAPITALIZATION. SCHEDULE 3.02 represents a full and accurate statement of (i) the designation of each class of capital stock of each Holding Company, (ii) the number of authorized shares of each class of capital stock of each Holding Company, (iii) the number of outstanding shares of each class of capital stock of each Holding Company and (iv) all relevant information regarding any outstanding convertible securities and any other outstanding options, warrants or other rights to acquire capital stock of, or other equity interests in, each Holding Company. All outstanding shares of capital stock of each Holding Company have been duly authorized and validly issued and are fully paid and are owned by the persons specified in SCHEDULE 3.02. Except as set forth in SCHEDULE 3.02, with respect to each Holding Company, there are no outstanding Holding Company Securities. There are no outstanding obligations of any Holding Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Holding Company Securities. This representation and warranty is only given to the extent that JHM and the JHM Trustees represent and warrant that they have not taken any intentional action which results in it being untrue.

        4.07.   RESERVED.

        4.08. TITLE AND VALIDITY OF SHARES. Subject to a right of first refusal in favor of LTBM pursuant to the Settlement Agreement (which is being waived pursuant to Section 2.09) or, after the Closing, pursuant to this Agreement and the terms of the JHM Trust, the JHM Trustees now have, and on the Closing Date and immediately prior to the consummation of the Separation Transactions will have, good and marketable title to and unrestricted power to vote the JHM Emmet Shares and to transfer, sell or otherwise dispose of the JHM Emmet Shares free and clear of any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind. Subject to the provisions of this Agreement and the terms of the JHM Trust, the JHM Trustees now have, and on the Closing Date and on each date through the date of exercise of the LTBM Option, will have, good and marketable title to and unrestricted power to vote the JHM Option Shares and to transfer, sell or otherwise dispose of the JHM Option Shares free and clear of any mortgage, lien pledge, charge, security interest, restriction or encumbrance of any kind.

                                    ARTICLE V

                     COVENANTS OF LTBM AND THE LTBM TRUSTEES

        LTBM, jointly and severally with the LTBM Trustees, and the LTBM Trustees, severally but not jointly with LTBM, covenant and agree with JHM and the JHM Trustees that:

        5.01. BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, LTBM and the LTBM Trustees will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the Transactions. Prior to and after the Closing, LTBM and the LTBM Trustees agree to execute and deliver such other documents, certificates, agreements and other writings, to execute and deliver all necessary Authorizations and to take such other actions as may be necessary or desirable, including without limitation, granting any necessary waivers or consents under the Shareholders' Agreement or exercising or refraining from exercising, as the case may be, of any rights or powers they may have under the Shareholders' Agreement, in order (i) to consummate or implement expeditiously the Transactions, (ii) to cause the Closing Date to occur on or before October 31, 2002 and (iii) otherwise to give effect to the Transactions (including, whether before or after the Closing, executing and delivering such documents and taking such actions as may be necessary or desirable to complete the Separation Transactions). If the Separation Transactions cannot be completed in accordance with the terms attached hereto as EXHIBIT A, LTBM and the LTBM Trustees agree that the irrevocable instructions given pursuant to Section 2.03(a) and the Authorizations shall be deemed to provide all applicable parties with the authority to give effect to the Separation Transactions with such modifications as may be necessary or desirable to achieve the intent of the parties as expressed herein in as tax efficient a manner for the parties as possible.

        5.02. PUBLIC ANNOUNCEMENTS. Except to the extent required by applicable law or the rules and regulations of any applicable securities exchange or regulatory body including NASDAQ or the Paris Stock Exchange, LTBM shall not issue any press release or make any public announcement (including the filing of any public document) concerning the Transactions or the subject matter of this Agreement. If such a release or announcement is so required, LTBM shall consult with JHM on the terms of such release or announcement (including, if applicable, providing to JHM a copy of any document intended to be publicly filed).

        5.03. NON-COMPETITION. (a) Until the third anniversary of the Closing Date LTBM agrees that she will not, without the prior written consent of the
Company: (i) whether alone or as a sole proprietor, partner, joint venturer, officer, director, employee, consultant, trustee, beneficiary, agent, independent contractor or stockholder of any company or business, engage, directly or indirectly, in any business activity which competes directly with the Business carried on at the Closing Date by the Company and its Affiliates anywhere in the Territory (it being understood that, by virtue of its existing options to acquire Businesses in the People's Republic of China, the Company shall be deemed to carry on Business on the Closing Date in such jurisdictions with respect only to the Businesses under option); or (ii) whether alone or as a sole proprietor, partner, officer, director, consultant, employee, trustee, beneficiary, joint venturer, agent, representative or independent contractor, whether for LTBM's own interest or for the interest of any other person or entity, solicit the employment of, or employ, or hire as a consultant, partner, officer, director, employee, trustee, agent, representative or independent contractor, any employee of the Company or any Affiliate of the Company who is employed by the Company or such Affiliate in the Territory at the Closing. As used herein, "TERRITORY" means Argentina, Australia, Brazil, Canada, China, Colombia, France, Germany, Hungary, Italy, Netherlands, Poland, Russia and Russian Republics, Spain, Sweden, Switzerland, Taiwan and the states of Indiana, Illinois, Kentucky and Tennessee in the United States.

                (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. LTBM and the LTBM Trustees acknowledge that the Company would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate the Company for any such breach. LTBM and the LTBM Trustees agree that the Company shall be entitled to injunctive relief requiring specific performance by LTBM and the LTBM Trustees of this Section, and LTBM and the LTBM Trustees consent to the entry thereof.

                (c) The passive ownership by LTBM and the LTBM Trustees of less than 5% of (i) the shares of stock of any corporation, or (ii) the interests in any blind pool, investment fund or other pass-through investment vehicle managed by a third party without investment-making decisions on the part of LTBM or the LTBM Trustees shall not be deemed to violate the prohibitions of this Section 5.03.

                (d) The provisions of this Article 5.03 are being entered into for the benefit of the Company, JHM and the JHM Trustees, and may not be modified or waived without the prior written consent of the Company and the JHM Trustees.

        5.04. RELEASE. EFFECTIVE AS OF THE CLOSING (BUT NOT AT ANY TIME PRIOR TO THE CLOSING), LTBM DOES FOR HERSELF, AND HER AFFILIATES, PARTNERS, HEIRS, SUCCESSORS AND ASSIGNS INCLUDING THE LTBM TRUSTEES (COLLECTIVELY, THE "LTBM RELEASORS") RELEASE AND ABSOLUTELY

FOREVER DISCHARGE JHM, THE JHM TRUSTEES, EMMET, FLOSCULE, THE COMPANY AND THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, REPRESENTATIVES, MANAGEMENT COMPANIES, PARTNERS, TRUSTEES, HEIRS, PREDECESSORS, SUCCESSORS AND ASSIGNS, INCLUDING, WITHOUT LIMITATION, ROLAND BERGER, SHELBY BONNIE, DIDIER BRETON, ARNAUD FAYET, ROBERT FETHERSTONHAUGH, JEAN-MARC JANODET, BARRY NALEBUFF, DONALD SOBEY, ERNEST-ANTOINE SELLIERE, ERIC TEYSSONNIERE DE GRAMONT, CHRISTIAAN ANTONIUS VAN DER BERG, WILLIAM ALTMAN, SEAN RILEY, DIRK-JAN VAN OMMEREN, MARIA
C. VAN DER SLUIJS-PLANTZ, R.A. RIJNTJES, C. VAN DEN BERG, CHARLOTTE ANDRIESSE AND RUUD WAALS PERSONALLY AND IN THEIR CAPACITY AS OFFICERS, DIRECTORS, MEMBERS OF THE MANAGEMENT OR SUPERVISORY BOARD OR SHAREHOLDERS (COLLECTIVELY, INCLUDING ALL SUCH ENTITIES AND INDIVIDUALS, THE "RELEASEES") FROM AND AGAINST ALL RELEASED MATTERS. "RELEASED MATTERS" MEANS ANY AND ALL AGREEMENTS, CLAIMS, DEMANDS, DAMAGES, DEBTS, LIABILITIES, OBLIGATIONS, PROMISES, COSTS, EXPENSES (INCLUDING ATTORNEYS' AND ACCOUNTANTS' FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ARISING OUT OF OR BASED UPON ANY FACT, MATTER, CAUSE, EVENT OR CIRCUMSTANCE OCCURRING OR EXISTING ON OR AT ANY TIME PRIOR TO THE CLOSING DATE RELATING TO OR ARISING OUT OF LTBM's INDIRECT OWNERSHIP OF SHARES OF THE COMPANY OR LTBM's INVOLVEMENT AS AN OFFICER, DIRECTOR, EMPLOYEE OR MEMBER OF THE MANAGEMENT BOARD OR SUPERVISORY BOARD OF THE COMPANY OR ANY OF ITS SUBSIDIARIES; PROVIDED, HOWEVER, THAT RELEASED MATTERS SHALL NOT INCLUDE ANY RIGHTS OR OBLIGATIONS OF LTBM RELEASORS UNDER (I) THIS AGREEMENT, OR (II) THE SETTLEMENT AGREEMENT IN RESPECT TO DIVISION OF MARITAL ASSETS (THE "SETTLEMENT AGREEMENT") DATED AS OF FEBRUARY 26, 2001 BETWEEN JHM AND LTBM, EXCEPT FOR SECTION 19 WITH RESPECT TO SHARES OF THE COMPANY AND SHARES AND OTHER OWNERSHIP INTERESTS IN EMMET AND ITS DIRECT AND INDIRECT SUBSIDIARIES (IT BEING UNDERSTOOD THAT (A) SUCH SECTION 19 IS HEREBY TERMINATED AND NO LONGER OF ANY FORCE OR EFFECT WITH RESPECT TO SHARES OF THE COMPANY AND TO SHARES AND OTHER OWNERSHIP INTERESTS IN EMMET AND ITS DIRECT AND INDIRECT SUBSIDIARIES AND (B) SUCH SECTION 19 REMAINS APPLICABLE TO OTHER PROPERTY WHICH IS NOW OR HAS BEEN JOINTLY OWNED AS SET FORTH IN SUCH SECTION 19). IT IS THE INTENTION OF THE PARTIES IN EXECUTING THIS AGREEMENT THAT THE RELEASE CONTAINED IN THIS SECTION SHALL BE EFFECTIVE, AT CLOSING DATE, AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL RELEASED MATTERS AND THE FINAL RESOLUTION BY THE PARTIES HERETO OF ALL RELEASED MATTERS.

        5.05. CONVERSION OF CLASS B SHARES TO CLASS A SHARES. During the Option Term, neither LTBM nor the LTBM Trustees will take any action, consent to any action, agree to undertake any action or do anything that may cause the Class B Shares comprising the LTBM Option Shares to be converted into Class A Shares.

        5.06. LTBM SEPARATION TRANSACTIONS RESERVE. LTBM shall cause an amount equal to the LTBM Separation Transactions Reserve to be paid to Floscule on the earlier of (a) the settlement date for the first sale of LTBM Released Shares after the Closing and (b) November 29, 2002.

                                   ARTICLE VI

                      COVENANTS OF JHM AND THE JHM TRUSTEES

        JHM, jointly and severally with the JHM Trustees, and the JHM Trustees, severally and not jointly with JHM, covenant and agree with LTBM and the LTBM Trustees that:

        6.01. BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, JHM and the JHM Trustees will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the Transactions. Prior to and after the Closing, JHM and the JHM Trustees agree to execute and deliver such other documents, certificates, agreements and other writings, to execute and deliver all necessary Authorizations and to take such other actions as may be necessary or desirable, including without limitation, granting any necessary waivers or consents under the Shareholders' Agreement or exercising or refraining from exercising, as the case may be, of any rights or powers they may have under the Shareholders' Agreement, in order (i) to consummate or implement expeditiously the Transactions, (ii) to cause the Closing Date to occur on or before October 31, 2002 and (iii) otherwise to give effect to the Transactions (including, whether before or after the Closing, executing and delivering such documents and taking such actions as may be necessary or desirable to complete the Separation Transactions). If the Separation Transactions cannot be completed in accordance with the terms attached hereto as EXHIBIT A, JHM and the JHM Trustees agree that the irrevocable instructions given pursuant to Section 2.03(a) and the Authorizations shall be deemed to provide all applicable parties with the authority to give effect to the Separation Transactions with such modifications as may be necessary or desirable to achieve the intent of the parties as expressed herein in as tax efficient a manner for the parties as possible.

        6.02. PUBLIC ANNOUNCEMENTS. Except to the extent required by applicable law or the rules and regulations of any applicable securities exchange or regulatory body including NASDAQ or the Paris Stock Exchange, JHM shall not issue any press release or make any public announcement (including the filing of any public document) concerning the Transactions or the subject matter of this Agreement. If such a release or announcement is so required, JHM shall consult with LTBM on the terms of such release or announcement (including, if applicable, providing to LTBM a copy of any document intended to be publicly filed). To the extent that the

Company is required by applicable law or the rules and regulations of any applicable securities exchange or regulatory body, including NASDAQ, to issue any press release or make any public announcement (including the filing of any public document) concerning the Transactions or the subject matter of this Agreement, JHM shall use his best efforts to cause the Company to consult with LTBM on the terms of such release or announcement (including, if applicable, providing to LTBM a copy of any document intended to be publicly filed). In addition, JHM agrees not to issue a press release personally, and agrees to use his best efforts to cause the Company not to issue a press release, without LTBM's consent that (a) comments on or otherwise characterizes LTBM's reasons for the Transactions or (b) makes reference to LTBM other than for the purpose of describing the Transactions in a strictly factual way.

        6.03. RELEASE. EFFECTIVE AS OF THE CLOSING (BUT NOT AT ANY TIME PRIOR TO THE CLOSING), JHM DOES FOR HIMSELF, AND HIS AFFILIATES, PARTNERS, HEIRS, SUCCESSORS AND ASSIGNS INCLUDING THE JHM TRUSTEES (COLLECTIVELY, THE "JHM RELEASORS") RELEASE AND ABSOLUTELY FOREVER DISCHARGE LTBM AND HER AFFILIATES, PARTNERS, HEIRS, SUCCESSORS AND ASSIGNS INCLUDING THE LTBM TRUSTEES (COLLECTIVELY, THE "LTBM RELEASEES") FROM AND AGAINST ALL JHM RELEASED MATTERS. "JHM RELEASED MATTERS" MEANS ANY AND ALL AGREEMENTS, CLAIMS, DEMANDS, DAMAGES, DEBTS, LIABILITIES, OBLIGATIONS, PROMISES, COSTS, EXPENSES (INCLUDING ATTORNEYS' AND ACCOUNTANTS' FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ARISING OUT OF OR BASED UPON ANY FACT, MATTER, CAUSE, EVENT OR CIRCUMSTANCE OCCURRING OR EXISTING ON OR AT ANY TIME PRIOR TO THE CLOSING DATE RELATING TO OR ARISING OUT OF LTBM'S INDIRECT OWNERSHIP OF SHARES OF THE COMPANY OR LTBM's INVOLVEMENT AS AN OFFICER, DIRECTOR, EMPLOYEE OR MEMBER OF THE MANAGEMENT BOARD OR SUPERVISORY BOARD OF THE COMPANY OR ANY OF ITS SUBSIDIARIES; PROVIDED, HOWEVER, THAT JHM RELEASED MATTERS SHALL NOT INCLUDE ANY RIGHTS OR OBLIGATIONS OF JHM RELEASORS UNDER (I) THIS AGREEMENT OR (II) THE SETTLEMENT AGREEMENT, EXCEPT FOR SECTION 19 WITH RESPECT TO SHARES OF THE COMPANY AND SHARES AND OTHER OWNERSHIP INTERESTS IN EMMET AND ITS DIRECT AND INDIRECT SUBSIDIARIES (IT BEING UNDERSTOOD THAT (A) SUCH SECTION 19 IS, BY VIRTUE OF THE ABOVE RELEASE, TERMINATED AND NO LONGER OF ANY FORCE OR EFFECT WITH RESPECT TO SHARES OF THE COMPANY AND TO SHARES AND OTHER OWNERSHIP INTERESTS IN EMMET AND ITS DIRECT AND INDIRECT SUBSIDIARIES AND
(B) SUCH SECTION 19 REMAINS APPLICABLE TO OTHER PROPERTY WHICH IS NOW OR HAS BEEN JOINTLY OWNED AS SET FORTH IN SUCH SECTION 19). IT IS THE INTENTION OF JHM AND LTBM IN EXECUTING THIS AGREEMENT THAT THE RELEASE CONTAINED IN THIS SECTION SHALL BE EFFECTIVE, AT CLOSING DATE, AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL JHM

RELEASED MATTERS AND THE FINAL RESOLUTION BY THE PARTIES HERETO OF ALL JHM RELEASED MATTERS.

        6.04. ORDERLY SALE OF LTBM RELEASED SHARES. Subject to the terms and conditions of this Agreement, applicable securities law, any applicable lock-up agreement and any applicable Company policy, when reasonably requested by LTBM or the LTBM Trustees to do so, JHM will, solely in order to effect an orderly sale of the LTBM Released Shares, use commercially reasonable efforts to cause members of management of the Company designated by LTBM to (i) assist stock brokers hired by LTBM or the LTBM Trustees to effect such orderly sale and (ii) meet with potential buyers of the LTBM Released Shares upon reasonable notice and at reasonable times.

        6.05. ISSUANCE OF LTBM STOCK OPTION SHARES. Subject to the terms and conditions of this Agreement, applicable securities law and any applicable Company policy including the Company's blackout policy, when reasonably requested by LTBM or the LTBM Trustees to do so, JHM will use his best efforts to cause the Company to issue the LTBM Stock Option Shares upon the exercise of the LTBM Stock Option by Spark Profit.

        6.06. ACCESS TO MANAGEMENT. Subject to the terms and conditions of this Agreement, applicable securities law and any applicable Company policy including the Company's blackout policy, LTBM (on behalf of the LTBM Trustees) shall during the Option Term only, be entitled to require the following once per fiscal quarter:

                (a) a meeting at a mutually convenient time and place between LTBM (on behalf of the LTBM Trustees) and operating and financial management of the Company during the sixth or seventh week after the end of each fiscal quarter of the Company, PROVIDED THAT: (i) LTBM shall have provided notice to the Company of her requested date for such meeting at least fourteen (14) days prior to the date of such meeting, (ii) LTBM shall have identified in such notice the members of management of the Company with whom she would like to meet (including JHM, if desired) and (iii) such members of management have not committed to be away on business or vacation on the proposed meeting date prior to the receipt of the notice referred to in clause (i);

                (b) JHM shall use his best efforts to cause the Company's operating and financial management to attend such meeting; and

                (c) JHM shall attend the meeting referenced in (a) personally if requested by LTBM to do so in the notice referenced in (a) above, but shall otherwise not attend such meeting.

        If LTBM requests non-public information at any such meeting, LTBM shall sign a confidentiality agreement in customary form. LTBM acknowledges that securities laws in the

United States and other countries prohibit the Company securities while in possession of material non-public information.

        6.07. SHAREHOLDERS' AGREEMENT WITH NEW THIRD PARTY HOLDER; SHAREHOLDERS' AGREEMENT STILL IN EFFECT. If the JHM Option has expired unexercised, from and after expiration of the Option Term until LTBM and the LTBM Trustees own less than 10,000,000 Shares of the Company, if (a) LTBM and the LTBM Trustees desire to sell all of the remaining Shares of the Company that they own, directly or indirectly, to a single Third Party buyer (such Third Party buyer, a "THIRD PARTY TRANSFEREE"), (b) JHM or the JHM Trustees do not exercise their rights of first refusal under Section 2.06(f) or exercise their tag-along rights under Section 2.06(g), and (c) the Shareholders' Agreement remains in full force and effect in substantially the form it was in on the Closing Date, then JHM and the JHM Trustees will agree to enter into a shareholders agreement with the Third Party Transferee which shall contain the following terms and conditions:

                (i) the Third Party Transferee will have the rights and obligations that Wendel has under Article 4 of the Shareholders' Agreement; and

                (ii) JHM and the JHM Trustees will have the rights that the Floscule Group has under the Shareholders' Agreement including all of the rights of the Majority Holder thereunder (which shall include the right to appoint a majority of the members of the Supervisory Board).

        In addition, if the Third Party Transferee acquires more than 10,000,000 Shares of the Company from LTBM or the LTBM Trustees then JHM agrees to use his best efforts to cause the Company and Wendel (by amendment to the Shareholders Agreement or otherwise) to allow the Third Party Transferee to:

                (i) attend quarterly meetings with management of the Company provided that if the Third Party Transferee requests non-public information concerning the Company, the Third Party Transferee must agree to sign a confidentiality agreement in form and substance reasonably satisfactory to the Company;

                (ii) attend meetings of the Supervisory Board as an observer with no voting rights, or allow a nominee to attend meetings of the Supervisory Board as an observer with no voting rights, provided that the Third Party Transferee or his or her nominee, signs a confidentiality agreement in form and substance reasonably satisfactory to the Company and agrees that the Third Party Transferee, or his or her nominee, may be excluded from any meeting of the Supervisory Board if the Supervisory Board believes after consultation with independent counsel that such exclusion is necessary to preserve attorney client privilege or protect sensitive information of the Company; and

                (iii) nominate for election one of the two independent members of the Supervisory Board, provided that the nominee of the Third Party Transferee satisfies all applicable legal and regulatory requirements for independence, including the rules of any stock exchange or quotation system applicable to the Company.

        In addition, if the Third Party Transferee acquires more than 15,000,000 Shares of the Company from LTBM or the LTBM Trustees then JHM agrees to use his best efforts to cause the Company and Wendel (by amendment to the Shareholders Agreement or otherwise) to allow the Third Party Transferee to, in addition to all of the rights set forth above, to have an additional nominee attend the meetings of the Supervisory Board as an observer with no voting rights, provided that the nominee signs a confidentiality agreement in form and substance reasonably satisfactory to the Company and agrees that the nominee may be excluded from any meeting of the Supervisory Board if the Supervisory Board believes after consultation with independent counsel that such exclusion is necessary to preserve attorney client privilege or protect sensitive information of the Company.

        It is understood and agreed that no Third Party Transferee shall be entitled, by contract, as a matter of law or otherwise, to any multiple vote shares of the Company.

        6.08. SHAREHOLDERS' AGREEMENT WITH NEW THIRD PARTY HOLDER; SHAREHOLDERS' AGREEMENT NO LONGER IN EFFECT. If the JHM Option has expired, from and after expiration of the Option Term until LTBM and the LTBM Trustees own less than 10,000,000 Shares of the Company, if (a) LTBM and the LTBM Trustees desire to sell all of the remaining Shares of the Company that they own, directly or indirectly, to a Third Party Transferee, (b) JHM or the JHM Trustees do not exercise their rights of first refusal under Section 2.06(f) or exercise their tag-along rights under Section 2.06(g) and (c) the Shareholders' Agreement is no longer in effect in substantially the form it was in on the Closing Date, then JHM and the JHM Trustees will agree to enter into a shareholders agreement with the Third Party Transferee which shall contain the following terms and conditions:

                (i) the Third Party Transferee will have substantially all of the rights and obligations that Wendel has under the Shareholders' Agreement; and

                (ii) JHM and the JHM Trustees will have the rights that the Floscule Group has under the Shareholders' Agreement including all of the rights of the Majority Holder thereunder (which shall include the right to appoint a majority of the members of the Supervisory Board).

        It is understood and agreed that no Third Party Transferee shall be entitled, by contract, as a matter of law or otherwise, to any multiple vote shares of the Company.

        6.09. ROAD SHOW FOR SALE OF LTBM SHARES. Subject to the terms and conditions of this Agreement, applicable securities law and any applicable Company policy including the Company's blackout policy, if the JHM Option has expired unexercised, when reasonably requested by LTBM or the LTBM Trustees to do so, because it is in the Company's best interests to have any such sale be conducted in an organized manner, JHM will use his best efforts to cause the Company to prepare and conduct a roadshow for the purpose of soliciting interest in connection with any sale by LTBM or the LTBM Trustees of not less than 5,000,000 Shares of the Company.

        6.10. LTBM CONSENT TO GOING PRIVATE TRANSACTION; CONSIDERATION PAYABLE. During the Option Term, if JHM and the JHM Trustees, either alone or together with Wendel, desire to enter into a Going Private Transaction, then, prior to the closing of any such Going Private Transaction, JHM and the JHM Trustees shall be required to obtain the consent of LTBM to such Going Private Transaction. If LTBM consents and such Going Private Transaction closes during the Option Term, unless the LTBM Trustees otherwise consent, the LTBM Trustees shall be entitled to receive the same consideration as may be payable to holders of Shares that are not Affiliates of JHM, Wendel or the Company.

        6.11. JHM SEPARATION TRANSACTIONS RESERVE. JHM shall cause an amount equal to the JHM Separation Transactions Reserve to be paid to Floscule on the date the LTBM Separation Transactions Reserve is paid to Floscule.

                                   ARTICLE VIA

                            COVENANTS OF ALL PARTIES

        6A.01.  CERTAIN MATTERS RELATING TO THE SEPARATION TRANSACTIONS.

                (a) If after the Closing Date any Disappearing Companies Liabilities remain unpaid and the creditor thereof demands payment prior to the Separation Date, LTBM and the LTBM Trustees will promptly pay to the relevant Disappearing Company an amount equal to 48.5% of such liabilities and JHM and the JHM Trustees will (i) promptly pay to such Disappearing Company an amount equal to 48.5% of such liabilities and (ii) procure that Eric Teyssonniere de Gramont promptly pays to such Disappearing Company an amount equal to 3% of such liabilities. If after the Closing Date, any Disappearing Companies Liabilities remain unpaid and the creditor thereof does not demand payment prior to the Separation Date, such Disappearing Companies Liabilities will be extinguished to the extent possible in connection with the Separation Transactions. If, notwithstanding such extinguishment, any creditor of a Disappearing Company Liability demands payment after the Separation Date, LTBM or the LTBM Trustee will promptly pay such creditor 48.5% of such liability and JHM or the JHM Trustee will (i) promptly pay such creditor 48.5% of such liability and (ii) procure that Eric Teyssonniere de Gramont promptly pay such creditor 3% of such liability. Each party (the "Defaulting Party") agrees to reimburse any other party (the "Payor") for such Defaulting Party's portion of any Disappearing Companies Liabilities paid by the Payor if (i) the creditor thereof demanded such payment and (ii) as a matter of applicable law, the Payor was liable to such creditor notwithstanding this Agreement allocating Disappearing Companies Liabilities between the Defaulting Party and the Payor. Notwithstanding the foregoing in this Section 6A.01(a), neither LTBM nor the LTBM Trustees shall be liable in aggregate in excess of EURO 50,000 for Disappearing Companies Liabilities representing the fees and expenses of TMF (and JHM or the JHM Trustees shall be liable for any excess).

                Notwithstanding anything herein to the contrary, to the extent that LTBM or the LTBM Trustees have not paid by January 31, 2003 their 48.5% share of any Disappearing Company Liability due and payable pursuant to this
Section 6A.01(a), and JHM or the JHM Trustees (together with Mr Teyssonniere) have paid or caused to be paid their 51.5% share of such liability, then Floscule shall promptly deposit with the Escrow Agent the number of LTBM Released Shares (or, if all such shares have been sold, the number of LTBM Option Shares) which, when valued at EURO 7.80 per share, would be sufficient to pay such 48.5% share of such Disappearing Company Liability and the applicable sales commission, and the Escrow Agent shall promptly sell such shares and pay the net proceeds thereof to the creditor to which such Disappearing Company Liability is due and payable.

                (b) The JHM Trustees and the LTBM Trustees will procure that Beachcave will in connection with the demerger of Floscule waive the applicability of Article 334j, paragraph 1, of the Dutch Civil Code insofar as the Beachcave Receivables are concerned.

                (c) JHM, the JHM Trustees, LTBM and the LTBM Trustees will procure that none of the Disappearing Companies, or any Affiliate of JHM or LTBM, brings any action in the Dutch courts relating to the demerger of Floscule on the basis of Article 3341 of Book 2 of the Dutch Civil Code.

                (d) LTBM and the LTBM Trustees on behalf of themselves and their Affiliates hereby waive applicability of Article 334c, paragraph 2, of Book 2 of the Dutch Civil Code insofar as the assets of Floscule are concerned and agree that all of the assets of Floscule other than those specifically listed in Section 2.01(a)(i) will be allocated to the JHM Trustees and Eric Teyssonniere de Gramont (or a special purpose company controlled by them) in such proportions as the JHM Trustees and Eric Teyssonniere de Gramont shall agree.

                (e) LTBM and the LTBM Trustees will procure that the holder of the LTBM Beachcave Receivables will not at any time assert any claim against the company identified as "Floscule I" on Exhibit A on the basis of Article 334t of Book 2 of the Dutch Civil Code.

                (f) LTBM, the LTBM Trustees, JHM and the JHM Trustees covenant and agree that they will procure such actions, waivers or consents as may be necessary or desirable in the British Virgin Islands, Luxembourg or the Netherlands Antilles in order to give effect to the Separation Transactions.

        6A.02. ESCROW AGREEMENT. On or prior to November 29, 2002, the parties agree to enter into a mutually satisfactory escrow agreement with JP Morgan or another mutually acceptable escrow agent of comparable stature for the purpose of depositing the Price Shortfall Protection Shares to be held by the escrow agent for the purposes described in Section 2.06(b)(ii).

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

        7.01. SURVIVAL. The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the expiration of the applicable statutory period of limitations, except for Section 5.03, which will survive for three years. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until October 31, 2003, provided that the representations and warranties contained in Sections 3.09 and 3.10 shall survive until the expiration of the applicable statutory period of limitations. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 7.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

        7.02. INDEMNIFICATION. (a) LTBM, jointly and severally with the LTBM Trustees, and the LTBM Trustees, severally but not jointly with LTBM, indemnify JHM and the JHM Trustees against and agree to hold each of them harmless from any and all damage, claims, demands, loss, liability and expense (including without limitation reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by either of them arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by LTBM or the LTBM Trustees pursuant to this Agreement.

                (b) JHM, jointly and severally with the JHM Trustees, and the JHM Trustees, severally but not jointly with JHM, indemnify LTBM and the LTBM Trustees against and agree to hold each of them harmless from any and all Damages incurred or suffered by either of them arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by JHM or the JHM Trustees pursuant to this Agreement.

                (c) The term "DAMAGES" as used in Section 7.02 is not limited to matters asserted by third parties, but includes Damages incurred or sustained by a party in the absence of third party claims.

                (d) Except as set forth below, the maximum amount of Damages for which any party hereto shall have any liability to the other parties hereunder shall not exceed EURO 8,000,000 for misrepresentation or breach of any representation and warranty (except Sections 3.01, 3.09, 4.01 and 4.08). Except as set forth below, the maximum amount of Damages for which any party hereto shall have liability to the other parties hereunder shall not exceed the aggregate fair market value of the LTBM Option Shares or the JHM Option Shares, as the case may be, on the date of breach for breach of any covenant or agreement or for misrepresentation or breach of warranty of Sections 3.01, 3.09,
4.01 and 4.08. Notwithstanding the foregoing, the maximum amount of Damages for which the JHM Trustees shall be liable to LTBM and the LTBM Trustees hereunder and the maximum amount of Damages for which the LTBM Trustees shall be liable to JHM and the JHM Trustees hereunder shall in each case be limited to the lesser of (a) the limits set forth above and (b) the amount of funds or other property from time to time the subject of the JHM Trust or the LTBM Trust, as applicable. Accordingly, it is understood and agreed that for Damages incurred hereunder, no recourse shall be had and no judgment shall be issued, or execution or other process levied against any other property of either the JHM Trustees or the LTBM Trustees held in their respective capacity as trustee under trust instruments for other Persons or held in their respective personal capacity.

                (e) The parties agree to first seek equitable remedies "reele nakoming", including an injunction or specific performance, pursuant to
Section 10.12 for a breach or threatened breach of the provisions of Section
2.02 or Section 2.04, if applicable, before seeking money damages under this
Section 7.02.

        7.03. PROCEDURES; EXCLUSIVITY. (a) The party seeking indemnification under Section 7.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any third party suit, action or proceeding at its own expense. If the Indemnifying Party assumes the defense of any third party suit, action or proceeding, the Indemnifying Party shall not be liable for any fees or expenses of separate attorneys for the Indemnified Party from and after the date of such assumption. The Indemnifying Party shall not be liable under Section
7.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                (b) After the Closing, except as provided in Section 5.03 hereof, Section 7.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the Transactions.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

        8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of JHM, the JHM Trustees LTBM and the LTBM Trustees to consummate the Closing are subject to the satisfaction of the condition that no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

        8.02. CONDITIONS TO OBLIGATION OF JHM AND THE JHM TRUSTEES. The obligation of JHM and the JHM Trustees to consummate the Closing is subject to the satisfaction of the following further conditions:

                (a) LTBM and the LTBM Trustees shall have performed in all material respects all of their obligations hereunder required to be performed on or prior to the Closing Date; (ii) the representations and warranties of LTBM and the LTBM Trustees contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date; and (iii) JHM and the JHM Trustees shall have received a certificate signed by LTBM and by the LTBM Trustees to the foregoing effect.

                (b) LTBM and the LTBM Trustees shall have provided all Authorizations and received all consents or approvals from any person from whom such is required, in each case in form and substance reasonably satisfactory to JHM and the JHM Trustees and no such Authorization, consent or approval shall have been revoked.

        8.03. CONDITIONS TO OBLIGATION OF LTBM AND THE LTBM TRUSTEES. The obligation of LTBM and the LTBM Trustees to consummate the Closing are subject to the satisfaction of the following further conditions:

                (a) JHM and the JHM Trustees shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of JHM and the JHM Trustees contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date and (iii) LTBM and the LTBM Trustees shall have received a certificate signed by JHM and the JHM Trustees to the foregoing effect.

                (b) JHM and the JHM Trustees shall have provided all Authorizations and received all consents or approvals from any person from whom such is required, in each case in form and substance reasonably satisfactory to LTBM and the LTBM Trustees and no such Authorization, consent or approval shall have been revoked.

                (c) LTBM shall have received a letter from a reputable third party advisor to JHM confirming that the JHM Estate Plan has been put in place.

                                   ARTICLE IX

                                   TERMINATION

        9.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                (a) by written agreement of JHM, the JHM Trustees, LTBM and the LTBM Trustees;

                (b) by either JHM and the JHM Trustees or by LTBM and the LTBM Trustees if the Closing shall not have been consummated on or before December 31, 2002; or

                (c) by either JHM and the JHM Trustees or by LTBM and the LTBM Trustees if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

        The parties desiring to terminate this Agreement pursuant to clauses (b) or (c) shall give notice of such termination to the other parties. This Agreement may not be terminated after the Closing.

        9.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of any party (or any shareholder, director, officer, trustee, employee, agent, consultant or representative of such party) to any other party to this Agreement; PROVIDED that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. Upon termination of this Agreement pursuant to
Section 9.01, the provisions of Section 10.04 shall survive any termination hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

        10.01. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

        if to Louise T. Blouin MacBain:

                33 quai des Bergues
                CH-1201 Geneva
                Switzerland

        with a copy to:

                Linklaters
                One Silk Street
                London EC2Y 8HQ
                Great Britain
                Telecopy: (44) 20 7456 2222
                Attention: Stephen Boughton

        if to the Leo Trust:

                The Trustees of Leo Trust
                Rothschild Trust Guernsey Ltd.
                PO Box 472
                St. Peter's House
                Le Bordage, St Peter
                Guernsey GY1 6AX
                Telecopy: (44) 14 8171 2095
                Attention: John Etheridge

        with copies to:

                Louise T. Blouin MacBain:
                33 quai des Bergues
                CH-1201 Geneva
                Switzerland

                Linklaters
                One Silk Street
                London EC2Y 8HQ
                Great Britain
                Telecopy: (44) 20 7456 2222
                Attention: Stephen Boughton

        if to John H. MacBain:

                John H. MacBain
                54, route de Vandoeuvres
                CH-1253 Vandoeuvres
                Geneva, Switzerland
                Telecopy: (41) 22 750 9901

        with a copy to:

                Testa, Hurwitz & Thibeault, LLP
                125 High Street
                Boston, MA 02110
                USA
                Telecopy: (617) 248-7100
                Attention: F. George Davitt
                           Heather M. Stone

        and

                Baker & McKenzie
                Leidseplein 29
                P.O. Box 2720, 1000 CS
                Amsterdam, The Netherlands
                Telecopy: (31) 20 626-7949
                Attention: Thomas Mitchell

        if to The JACTMAC Media Trust

                Codan Trust Company Limited, Trustee
                Richmond House
                12 Par La Ville Road
                Hamilton HM CX
                Bermuda
                Telecopy: (44) 1 299-4979
                Attention: Andrea Jackson
        with copies to:

                Conyers Dill & Pearman
                Richmond House
                12 Par La Ville Road
                Hamilton HM CX
                Bermuda
                Telecopy: (441) 298 7849
                Attention: Craig MacIntyre

                Testa, Hurwitz & Thibeault, LLP
                125 High Street
                Boston, MA 02110
                USA
                Telecopy: (617) 248-7100
                Attention: F. George Davitt
                           Heather M. Stone

                Baker & McKenzie
                Leidseplein 29
                P.O. Box 2720, 1000 CS
                Amsterdam, The Netherlands
                Telecopy: (31) 20 626-7949
                Attention: Thomas Mitchell

                John H. MacBain
                54, route de Vandoeuvres
                CH-1253 Vandoeuvres
                Geneva, Switzerland
                Telecopy: (41) 22 750 9901

        10.02. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the parties hereto.

                (b) Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party or parties against whom the waiver is sought to be enforced.

                (c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        10.03. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. All references to a number of Shares and per Share prices hereunder, shall be appropriately adjusted in the event of any change in the outstanding capitalization of the Company through a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar transaction.

        10.04. EXPENSES. Except as set forth in Section 3 of the Second Binding Amendment, all costs and expenses (including, but not limited to all financial, legal and advisory fees) and all applicable taxes or similar levies incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost, expense, tax or similar levy, except that, in connection with the Separation Transactions, the statutory fees, levies and other charges and the fees and expenses of the non-UK tax and legal advisors (i.e. tax and legal advisors in the British Virgin Islands, France, Luxembourg, The Netherlands, The Netherlands Antilles and Switzerland), for which the parties have agreed to rely upon only one advisor in each jurisdiction, shall be borne 48.5% by LTBM, 48.5% by JHM and 3% by Eric Teyssonniere de Gramont, all such fees, levies, charges and expenses to be paid, first, out of the LTBM Separation Transactions Reserve and the JHM Separation Transactions Reserve and, second, by such parties. Any amounts remaining in the LTBM Separation Transactions Reserve on the Separation Date shall be transferred to the companies directly or indirectly owned by the LTBM Trustees after the Separation Transactions are completed, and any amounts remaining in the JHM Separation Transactions Reserve on the Separation Date shall be transferred to the companies directly or indirectly owned by the JHM Trustees after the Separation Transactions are completed. Notwithstanding the foregoing in this section 10.04, JHM shall pay or cause to be paid the fees and expenses of KPMG Meijburg and of Baker & McKenzie (Amsterdam) in connection with the Separation Transactions from August 1, 2002 through the Closing Date.

        10.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that, except as expressly set forth in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

        10.06.  GOVERNING LAW, JURISDICTION, ETC.

                (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE NETHERLANDS.

                (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY AND ASSETS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO THE EXCLUSIVE JURISDICTION OF THE COMPETENT COURT IN AMSTERDAM, THE NETHERLANDS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH

ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH COURT. EACH PARTY AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT PROCESS MAY BE SERVED ON EACH PARTY IN THE SAME MANNER THAT NOTICES MAY BE GIVEN PURSUANT TO SECTION
10.01 HEREOF, EXCEPT THAT PROCESS MAY NOT BE SERVED ON THOSE PARTIES WHO ARE ONLY TO RECEIVE COPIES PURSUANT TO SECTION 10.01.

                (C) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COMPETENT COURT IN AMSTERDAM, THE NETHERLANDS. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

        10.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, with the same effect as if the signatures thereto were upon the same instrument.

        10.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof including without limitation, the Legally Binding Letter Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; PROVIDED that the Company shall be a third party beneficiary of the provisions of Section 5.03, the Releasees shall be a third party beneficiary of the provisions of Section
5.04 and the LTBM Releasees shall be a third party beneficiary of the provisions of Section 6.03.

        10.09. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        10.10. RESCISSION. Each party hereby waives any and all rights to claims of rescission (UITSLUITING VAN HET RECHT ONTBINDING TE VORDEREN) with respect to this Agreement or the Transactions.

        10.11. OBLIGATIONS. The parties hereto understand and agree that all of the obligations of JHM herein are obligations undertaken by him as an indirect shareholder of the Company, and shall in no way be construed as obligations of JHM in his capacity as an officer of the Company or as a member of the Company's Management Board. In addition, the parties understand and agree that each of the LTBM Trustees and the JHM Trustees has entered into this Agreement solely in its capacity as trustee of the respective trusts of which they are trustees and the obligations of the trustees hereunder are subject to the provisions of such trusts. Notwithstanding any other provision of this Agreement or the Legally Binding Letter Agreement, any and all liabilities of the trustees created by this Agreement or the Legally Binding Letter Agreement shall be limited to the extent such liability can be met from and out of the funds or other property from time to time subject to the trusts of the respective trusts and, accordingly, the obligations of, and rights against, the Trustees under this Agreement or the Legally Binding Letter Agreement and any and all liability of the Trustees that may otherwise arise in connection with this Agreement or the Legally Binding Letter Agreement and the matters contained in this Agreement or the Legally Binding Letter Agreement shall be performed, satisfied and paid only out of, and enforced only against and recourse under this Agreement or the Legally Binding Letter Agreement shall be had only against, the funds and or other property from time to time subject to the trusts contained in the respective trust deeds.

        10.12. REMEDIES FOR BREACH: SPECIFIC PERFORMANCE. Each of LTBM, the LTBM Trustees, JHM and the JHM Trustees understands and agrees that money damages would not be a sufficient remedy for any breach of this Agreement by any of them (including without limitation, Section 2.02 and 2.04 hereof) and that each of them shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                    [SIGNATURE PAGE TO TRANSACTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written in four originals.


                                  /s/ Louise T. Blouin MacBain
                                  ----------------------------------------------
                                  Louise T. Blouin MacBain


                                  LEO TRUST

                                  By: Rothschild Trust Guernsey Limited, Trustee


                                  By: /s/ John Etheridge
                                      ------------------------------------------
                                  Name:  John Etheridge
                                  Title: Authorized Signatory


                                  /s/ John H. MacBain
                                  ----------------------------------------------
                                  John H. MacBain


                                  THE JACTMAC MEDIA TRUST

                                  By: Codan Trust Company Limited, Trustee


                                  By: /s/ Craig MacIntyre
                                      ------------------------------------------
                                  Name:  Craig MacIntyre
                                  Title: Director